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                                                      EXHIBIT 2.1



                    ASSET PURCHASE AGREEMENT

                          BY AND AMONG

                       BARNES GROUP INC.,
           a Delaware corporation, et al (the "Buyer")

                               AND

                    CURTIS INDUSTRIES, INC.,
              a Delaware corporation (the "Seller")

                               AND

                        PARAGON CORPORATE
                         HOLDINGS, INC.,
              a Delaware corporation (the "Parent")










                   Dated as of April 27, 2000

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                    ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of the 27th day of April, 2000 (the "Effective Date"), by and among BARNES GROUP INC., a Delaware corporation ("BGI"), on behalf of itself, Barnes Group Canada Inc., a Canadian corporation ("Barnes Canada"), and Bowman Distribution Europe Limited, a United Kingdom corporation ("Bowman Europe") (BGI, Barnes Canada and Bowman Europe are collectively referred to herein as the "Buyer"), CURTIS INDUSTRIES, INC., a Delaware corporation (the "Seller"), and PARAGON CORPORATE HOLDINGS, INC., a Delaware corporation (the "Parent"). The Buyer, the Seller and the Parent are sometimes referred to herein individually as a "Party" and collectively as the "Parties".

                            RECITALS:

     WHEREAS, the Seller and its wholly-owned subsidiaries, Curtis Industries (UK) Limited, a U.K. limited company (the "U.K. Sub"), and Curtis Industries of Canada Limited, a Canadian limited company (the "Canadian Sub") (collectively the U.K. Sub and the Canadian Sub are referred to herein as the "Curtis Subsidiaries" and, together with the Seller, are referred to herein as the "Curtis Parties"), are engaged in the logistical management business, distributing automotive security products, fasteners, and MRO industrial supplies (the "Business").

     WHEREAS, to induce the Buyer to enter into this Agreement, the Parent, being the sole stockholder of the Seller, wishes to join in this Agreement and to indemnify the Buyer in accordance with the provisions of Article 9 hereof.

     WHEREAS, the Buyer wishes to purchase and acquire from the Seller, and the Seller wishes to sell and transfer to the Buyer, certain assets relating to the Business, upon the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the Parties agree as follows.

                            ARTICLE 1

                           DEFINITIONS

     1.1 "Acquired Assets" means all right, title and interest in and to substantially all of the assets of the Seller, tangible or intangible, relating primarily to the Business. The Acquired
Assets are listed on Section 1.1 of the Disclosure Schedule attached hereto and, except as set forth on Section 1.31 of the Disclosure Schedule, shall include all of the Seller's (a) real property, leaseholds and subleaseholds therein, improvements, fixtures and fittings thereon, and easements, rights-of-way and other appurtenances thereto (such as appurtenant rights in and to public streets), (b) tangible personal property (e.g., telephone, office and other equipment, inventory, parts, work-in-process, office and other supplies, furniture, computers and motor vehicles), (c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (d) leases, subleases and rights thereunder for personal property, (e) agreements (including all Area

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Manager, Sales Executive, Employee, District Marketing Manager
and District Sales Manager, and Participation and Non-Competition Agreements and all other agreements entered into by any of the Curtis Parties with any of their respective employees or agents which contain covenants not to compete or similar competitive restrictions), contracts, indentures, mortgages, instruments, security interests, guaranties (other than the Seller's guaranty of the Parent's Series A and Series B 9 5/8% Senior Notes and other Obligations (as such term is defined in that certain Indenture dated April 1, 1998 among the Parent, the subsidiary guarantors identified therein and Norwest Bank Minnesota, National Association, as trustee)), other similar arrangements and rights thereunder (including billed and unbilled accounts receivable, as well as other rights to receive money that are reflected on the Closing Balance Sheet), (f) all of the issued and outstanding capital stock of the Canadian Sub, to be purchased by Barnes Canada, and all of the issued and outstanding capital shares of the U.K. Sub, to be purchased by Bowman Europe,
(g) to the extent reflected on the Closing Balance Sheet and to the extent that such liabilities are assumed by Buyer, any claims, deposits, prepayments received by any Curtis Party prior to the Closing for services to be rendered by the Buyer, the U.K. Sub or the Canadian Sub after the Closing, refunds, causes of action, rights of recovery, rights of set off and rights of recoupment (including any such item relating to the payment of Taxes), (h) Governmental Authorizations, (i) originals or copies, as appropriate, of books (including minute books and stock ledgers of the Curtis Subsidiaries), records (other than those set forth at Section 1.31 of the Disclosure Schedule), files, ledgers, invoices, purchase orders, sales and service acknowledgements, documents, correspondence, business plans, projections and forecasts, other plans, drawings and specifications, creative materials, advertising and promotional materials, studies, reports, manuals, training materials and other printed or written materials, (j) to the extent provided in
Section 6.7, assets held in certain trusts and other vehicles associated with certain Employee Benefit Plans assumed by the Buyer and certain assets of the Seller associated with such Employee Benefit Plans, (k) internet addresses, (l) all goodwill of the Business, and (m) all other property and rights of every kind and nature owned or held by the Parent or any of the Curtis Parties that relate primarily to the operation, maintenance, promotion or advertising of the Business.

     1.2 "Affiliate" means with respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" (including, with correlative meaning, the term "controlled by"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     1.3 "Assumed Contracts" shall mean those contracts and agreements listed in Section 2.2(a) of the Disclosure Schedule attached hereto, in each case as in effect at the Closing.

     1.4 "Assumed Liabilities" means only those liabilities (other than Excluded Liabilities): (a) expressly assumed under the Operative Documents, (b) set forth on the December 31 Balance
Sheet (except for intercompany obligation(s) of any of the Curtis Parties to the Parent, which obligation(s) shall not be Assumed Liabilities); (c) arising in the Ordinary Course of Business out of the conduct of the Business during the period from January 1, 2000 through the Closing Date, (d) resulting from the termination of any employee of a Curtis Party at or after the Closing Date,
(e) arising under any employee benefit plan of a Curtis Party,
(f) set
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forth on the attached Section 2.2(b) of the Disclosure Schedule,
(g) set forth in Section 6.7 (relating to Employee Benefit
Plans), (h) related to the U.K. Sub and the Canadian Sub
(provided, however, nothing in this clause (h) shall modify or diminish Buyer's right to indemnification for any breach of a representation, warranty or covenant relating thereto), (i) relating to real property taxes and personal property taxes for all periods before and after the Closing Date, (j) relating to workmen's compensation claims arising before and after the Closing Date, and (k) relating to casualty insurance (or claims thereunder) with respect to Bath Iron Works.

     1.5 "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms or could form the basis for any specified consequence.

     1.6  "Business" has the meaning set forth in the Recitals above.

     1.7  "Buyer" has the meaning set forth in the preface above.

     1.8 "Canadian Sub" has the meaning set forth in the Recitals above.

     1.9 "Cash" means cash (including all disbursements in the form of a check that were issued prior to the applicable balance sheet date but that were not deducted by the bank from the bank balance prior to such balance sheet date), cash equivalents, marketable securities and short-term investments.

     1.10 "Closing" has the meaning set forth in Section 2.4 below.

     1.11 "Closing Date" has the meaning set forth in Section 2.4 below.

     1.12 "Closing Balance Sheet" has the meaning set forth at Section 2.3(a)(iii).

     1.13 "Closing Payment" has the meaning set forth at Section 2.3.

     1.14 "Code" means the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant to the Code or any successor law or, with respect to the Curtis
Subsidiaries, the comparable statutes, laws and regulations of the U.K. and Canadian Tax Authorities, respectively.

     1.15 "Consent" means any approval, consent, ratification, waiver or other authorization (including any Governmental
Authorization).

     1.16 "Curtis Parties" has the meaning set forth in the Recitals above.

     1.17 "Curtis Subsidiaries" has the meaning set forth in the Recitals above.

     1.18 "December 31 Balance Sheet" has the meaning set forth in
Section 3.4 below.

     1.19 "Disclosure Schedule" has the meaning set forth in Section
2.2(a) below.

     1.20 "Draft Closing Balance Sheet" has the meaning set forth at
Section 2.3(a)(ii).
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     1.21 "DOR" has the meaning set forth in Section 2.5(k) below.

     1.22 "Effective Date" has the meaning set forth in the preface above.

     1.23 "Employee Benefit Plan" means: (a) with respect to the Seller, (i) any "employee benefit plan" as defined in Section 3(3) of ERISA (including any "multiemployer plan" as defined in Section 3(37) of ERISA), and (ii) all other contracts, programs or arrangements to provide benefits, including: supplemental retirement, deferred compensation, excess benefit, profit sharing, bonus, incentive, stock purchase, stock ownership, stock option, stock appreciation right, employment, severance, salary continuation, termination, change of control, vacation, educational assistance, scholarships, moving expenses, holiday and any other fringe benefit plan, contract, program or arrangement, whether written or unwritten, qualified or nonqualified, funded or unfunded, and including any that have been frozen or terminated) maintained, contributed to or required to be contributed to, by any of the Curtis Parties or any of their ERISA Affiliates for the benefit of any employee, former employee, director, officer or independent contractor of any of the Curtis Parties or under which any of the Curtis Parties or their ERISA Affiliates has any liability with respect to any employee, former employee, director, officer or independent contractor of any of the Curtis Parties; and (b) with respect to the U.K. Sub and/or the Canadian Sub, any private scheme, arrangement or agreement for the provision of any pension, retirement, death, incapacity, sickness, disability, accident or other like benefits (including the payment of medical expenses) for any Curtis Parties employee or for the widow, child or dependent of any Curtis Parties employee which the U.K. Sub and/or the Canadian Sub is either a party to, participates in, contributes to or which relates to the employees of the U.K. Sub, the Canadian Sub or the Seller.

     1.24 "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

     1.25 "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

     1.26 "Encumbrance" means any lien, pledge, mortgage, security interest, claim, charge or other encumbrance, right or claim of any kind whatsoever, other than liens for Taxes not yet due and payable.

     1.27 "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     1.28 "Environmental, Health and Safety Laws" means any Legal
Requirement that refers or relates to the Environment, public health and safety, or employee health and safety that was in effect on or prior to the Closing Date.

     1.29 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, any successor statute thereto and all final or temporary regulations promulgated thereunder and generally applicable published rulings entitled to precedential effect.
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     1.30 "ERISA Affiliate" means (a) any corporation included with the Seller in a controlled group of corporations within the meaning of Section 414(b) of the Code, (b) any trade or business (whether or not incorporated) which is under common control with the Seller within the meaning of Section 414(c) of the Code, (c) any member of an affiliated service group of which the Seller is a member within the meaning of Section 414(m) of the Code, or (d) any other Person treated as an affiliate of the Seller under
Section 414(o) of the Code.

     1.31 "Excluded Assets" means the assets of the Curtis Parties set forth on the attached Section 1.31 of the Disclosure Schedule, including funded debt, Cash, and any deposits, refunds or rights to receive money that are not reflected on the Closing Balance
Sheet; provided, that Excluded Assets shall not include advance payments received by a Curtis Party prior to the Closing for services to be rendered by the Buyer, the U.K. Sub or the Canadian Sub after the Closing; notwithstanding anything else provided herein, Seller shall be entitled to retain all Cash held by the U.K Subsidiary or the Canadian Subsidiary and it shall not constitute a violation of the covenants set forth in Article V hereto to transfer cash to Buyer from either such subsidiary (i) in satisfaction of any intercompany account payable of either such subsidiary, (ii) as a distribution, or (iii) otherwise.

     1.32 "Excluded Liabilities" means (i) all liabilities of the Seller which are not Assumed Liabilities, and (ii) all liabilities of the Curtis Parties for periods ending at or prior to the Closing Date (and any partial periods then ended) relating to (a) Taxes and (b) escheat or unclaimed funds.

     1.33 "Facilities" means any real property, whether held through leaseholds or owned, currently occupied by any of the Curtis
Parties and any buildings, plants, or structures thereon.

     1.34 "Fiduciary" has the meaning set forth in ERISA Section
3(21).

     1.35 "Final Purchase Price" has the meaning set forth at Section
2.3 below.

     1.36 "Financial Statements" has the meaning set forth in Section
3.4 below.

     1.37 "GAAP" means United States generally accepted accounting principles as in effect from time to time; provided, with respect to those items specified in Section 3.4 of the Disclosure Schedule, for any and all purposes under this Agreement
(including preparation of the Closing Balance Sheet and the determination of the accuracy of any representation or warranty and the right to any indemnity), the parties have agreed that the treatment of such items on the December 31 Balance Sheet is consistent with GAAP and that the parties shall not dispute whether an item has been properly accounted for in accordance with GAAP.

     1.38 "Governmental Authorization" means any approval, consent, license, permit, franchise, order, registration, qualification, accreditation, waiver, variance, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal
Requirement.

     1.39 "Governmental Body" means any

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          (a)  nation, state, county, city, town, village, district, or other jurisdiction of any nature;

          (b) federal, state, provincial, local, municipal, foreign, or other government;

          (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

          (d)  multi-national organization or body; or

          (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     1.40 "Hazardous Materials" means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental, Health and Safety Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

     1.41 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     1.42 "Intellectual Property" means (a) all inventions (whether patented or not patented, patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names including the Trade Names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith,
(c) all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith,
(d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     1.43 "Inventories" means all stock and inventories of finished goods, raw materials, works in process, parts and supplies of the Curtis Parties.

     1.44 "IRS" means the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United
States Department of the Treasury.

     1.45 "ITA" means the Income Tax Act (Canada), as amended.

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     1.46 "Knowledge" means actual knowledge of Keith Drewett, Idelle
Wolf, Pat Brady, Jeffrey Pernus, William Beaver, David Hughes,
Lynn Lonn and Ian Gudgeon, as appropriate, of a particular fact or other matter following good faith investigation thereof.

     1.47 "Legal Requirement" means any federal, state, provincial, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, rule, regulation, code, license, permit, statute or treaty, including, without limitation, those applicable to any of the Curtis Parties, the Acquired Assets, the Business or any of the Facilities.

     1.48 "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     1.49 "Multiemployer Plan" has the meaning set forth in ERISA
Section 3(37) and Code Section 414(f).

     1.50 "Multiple Employer Plan" has the meaning set forth in ERISA
Section 210.

     1.51 "Net Worth" means the amount determined by subtracting (i) the amount of total liabilities of the Seller as reported on the Seller's applicable balance sheet from (ii) the amount of total assets of the Seller reported on the Seller's applicable balance sheet, in each case exclusive of the Seller's goodwill, cash and funded debt.

     1.52 "Net Worth Adjustment Schedule" has the meaning set forth at
Section 2.3(a)(ii) below.

     1.53 "Operative Documents" means this Agreement, its Exhibits and Schedules, and all other instruments, certificates and agreements required hereby and thereby.

     1.54 "Order" means any award, decision, injunction, judgment, order, decree, ruling, charge, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

     1.55 "Ordinary Course of Business" -- As used in this Agreement, an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

          (a) such action is consistent with the past practices of such Person, is not of unusual size or duration and is taken in the ordinary course of the normal day-to-day operations of such Person;

          (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the stockholders of such Person; and

          (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons

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exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

               Notwithstanding the foregoing, in no event shall the "Ordinary Course of Business" include any action that would cause any of the Curtis Parties or the Parent to violate or breach any contract, agreement, representation, or warranty made by it under this Agreement.

     1.56 "Parent" has the meaning set forth in the preface above.

     1.57 "Party" has the meaning set forth in the preface above.

     1.58 "PBGC" means the Pension Benefit Guaranty Corporation.

     1.59 "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company or partnership, a trust, a joint venture, an unincorporated organization or a Governmental Body (or any department, agency, or political subdivision thereof).

     1.60 "Preliminary Purchase Price" has the meaning set forth in
Section 2.3 below.

     1.61 "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     1.62 "Prohibited Transaction" has the meaning set forth in ERISA
Section 406 and Code Section 4975.

     1.63 "Relevant Employees" means any past or present employee of the U.K. Sub.

     1.64 "Reportable Event" has the meaning set forth in ERISA
Section 4043.

     1.65 "Schemes" means the retirement benefits schemes known as The Curtis Executive Pension Plan and The Curtis Industries (U.K.)
Limited Pension Plan each established by trust deeds dated July
1, 1988 (or the trustees from time to time of those schemes as the context requires).

     1.66 "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     1.67 "Seller" has the meaning set forth in the preface above.

     1.68 "Tax" means all forms of taxation, duty, levy, impost or charge imposed by a Tax Authority, including federal, state, provincial, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital, capital stock, corporate, franchise, profits, withholding, social security (or similar), unemployment, disability,

                            -8-
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sales, use, transfer, registration, alternative or add-on
minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, and any liability for the payment of any amount of the type described herein as a result of being a "transferee" (within the meaning of Section 6901 of the Code, Section 160 of the ITA or any other applicable law) of another entity or a member of an affiliated or combined group and, with respect to the U.K. Sub and the Canadian Sub, wage, employer health, workers compensation, compensation, retirement contribution, turnover, utility, or value added tax; provided, however, "Tax" shall not include any real property or personal property taxes.

     1.69 "Taxes Act 1988" means the Income and Corporation Taxes Act
1988.

     1.70 "Tax Authority" means any Governmental Body, domestic or foreign, having jurisdiction over the assessment, determination, collection, or other imposition of any Tax.

     1.71 "Tax Reassessment Period" in respect of any Taxes means the period ending on the first date on which no assessment, reassessment, notice of deficiency or other document assessing liability for such Taxes may be issued pursuant to the relevant laws that impose such Taxes.

     1.72 "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     1.73 "Threatened" -- A claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made in writing or any notice has been given in writing, or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

     1.74 "Trade Names" has the meaning set forth in Section 3.10(c) below.

     1.75 "Y2K-Compliant" shall mean that the Curtis Parties' software systems are able to provide specific dates and calculate spans of dates, and to record, store, process and provide true and accurate dates and calculations for dates and spans of dates within the closed interval January 1, 1942 through December 31,
1999 (the "Interval Dates") prior to, including and following
January 1, 2000, including by:  (i) prior and up to December 31,
1999 correctly processing day and date calculations within the Interval Dates; (ii) on and after January 1, 2000 correctly processing day and date calculations within the Interval Dates;
(iii) recognizing September 9, 1999 and January 1, 2001 as valid dates; (iv) recognizing the year 2000 as a leap year having 366 days, and correctly processing February 29, 2000 as a valid leap year date; and (v) incorporating interface programs sufficient to translate accurately to four-digit format (without any burden of interpretation) any two-digit year representations included in software, components or systems, including but not limited to external databases, data warehouses, software systems and user interfaces, not owned or operated in connection with the
Business, which electronically or manually send data to or
receive data from software, components or systems used in the
Business.

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                            ARTICLE 2


                        BASIC TRANSACTION

     2.1 Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, at the Closing the Buyer agrees to purchase and acquire from the Seller and the Seller agrees to sell, transfer, convey and deliver to the Buyer, the Acquired Assets, free and clear of any Encumbrance other than the Assumed Liabilities, for the consideration specified in Section 2.3 below.

     2.2  Assumption of Contracts and Liabilities.

               (a) Assumed Contracts. At Closing, the Assumed Contracts, as set forth in Section 2.2(a) of the disclosure schedule accompanying this Agreement and initialed by the Buyer and the Seller (the "Disclosure Schedule"), will be assigned by the Seller to the Buyer (and/or the Buyer's designee, at the Buyer's discretion); as a result of such assignment, the Buyer and/or its designee shall only assume and be responsible for obligations that do not arise out of (i) any breach or default by any of the Curtis Parties or their Affiliates, or (ii) facts that, with notice or a lapse of time or both, would constitute a default on the part of any of the Curtis Parties or their Affiliates in the performance of any of the Assumed Contracts. To the extent that any of the Assumed Contracts are not assignable without the consent of a third party, this Agreement shall not, in and of itself, constitute an assignment or an attempted assignment of such Assumed Contract if such assignment or attempted assignment would constitute a breach thereof. The Seller shall obtain prior to the Closing Date all required consents to assignment from such third parties in accordance with Section 7.1(c) of this Agreement.

               (b) Assumed Liabilities. Except for (i) its obligations under the Assumed Contracts from and after the Closing and (ii) the Assumed Liabilities, the Buyer will not assume or have any responsibility with respect to any obligation or Liability of any kind, whether known or unknown, contingent or absolute and whether now existing or arising hereafter, of the Seller or with respect to the Acquired Assets, the Facilities or the Business.

     2.3 Payment of Purchase Price. In full consideration for the performance of this Agreement by the Seller and the transfer and delivery to the Buyer of the Acquired Assets, the Buyer agrees, subject to the terms, conditions and limitations set forth in this Agreement, (i) to pay to the Seller at the Closing the aggregate consideration of SIXTY TWO MILLION ONE HUNDRED THOUSAND DOLLARS, ($62,100,000) (the "Preliminary Cash Payment"), and (ii) to assume the Assumed Liabilities (such assumption, together with the Preliminary Cash Payment, constituting the "Preliminary Purchase Price"), subject to the adjustments expressly set forth in this Agreement (as so adjusted, the "Final Purchase Price").
The Preliminary Cash Payment shall be made at the Closing by wire transfer of immediately available funds to one or more accounts to be designated by the Seller not less than two (2) business days prior to the Closing (the "Closing Payment").

               (a) Post-Closing Adjustment of the Preliminary Purchase Price. The Preliminary Purchase Price shall be subject to upward or downward adjustment on a dollar-for-dollar basis after the Closing Date as follows:

                    (i) On May 1, 2000, Buyer shall take such cycle counts of the Curtis Parties' inventory that it believes are reasonably necessary to assure itself of the accuracy of Seller's perpetual inventory system. If Buyer is not satisfied with the results of such cycle count, the Buyer will take a physical count of the Inventories as soon as reasonably possible prior to the Closing, which count the Seller and its representatives may observe. Such count shall apply methods consistent with the Seller's past practice, as reflected in the Financial Statements.

                    (ii) Within sixty (60) days following the Closing, the Buyer shall prepare and deliver to the Seller an unaudited balance sheet of the Business (including the Curtis Subsidiaries) as at April 29, 2000 (the "Draft Closing Balance Sheet"). The Buyer shall prepare the Draft Closing Balance Sheet in accordance with GAAP and the same accounting principles, assumptions and bases utilized in the preparation of the December 31 Balance Sheet previously delivered to the Buyer by the Seller, and incorporating the results of the physical inventory, if any, with respect to variances from the perpetual inventory pursuant to
Section 2.3(a)(i) above. The Seller shall cooperate fully with the Buyer in the preparation of the Draft Closing Balance Sheet, including, the furnishing of all information regarding the accounting principles, assumptions and bases used in preparing the December 31 Balance Sheet. The Buyer shall also prepare a Post-Closing Adjustment Schedule of the Preliminary Purchase
Price in the same form as Exhibit A attached hereto (the "Net
Worth Adjustment Schedule") reflecting adjustments to the Closing Balance Sheet to take into account assets and or liabilities of the Business not transferred to or assumed by Buyer on the Closing Date.

                    (iii) The Seller shall deliver to the Buyer within twenty-one (21) days following its receipt of the Draft Closing Balance Sheet and the Net Worth Adjustment Schedule, a detailed statement describing its objections (based upon the comparison of the December 31 Balance Sheet and the Draft Closing Balance Sheet, and setting forth in reasonable detail each amount objected to, including any good faith objection to the physical count of the Inventories, the amount proposed as an adjustment thereto and the basis for such objection), if any, thereto. Failure by the Seller to so object to the Draft Closing Balance Sheet and the Net Worth Adjustment Schedule shall constitute acceptance thereof, whereupon the Draft Closing Balance Sheet shall be deemed to be the "Closing Balance Sheet." The Buyer and the Seller shall use their reasonable and good faith efforts to resolve any such objections, but if they do not reach a final resolution within thirty (30) days following the Seller's delivery of its statement of objections, the Buyer and the Seller shall settle the disagreement by retaining a nationally-recognized accounting firm other than the Buyer's or the Seller's auditors to resolve any remaining objections. The determination of such accounting firm will be set forth in writing and shall be issued within forty-five (45) days of the date such accounting firm is retained. The Draft Closing Balance Sheet then shall be adjusted in accordance with such accounting firm's decision. The
Draft Closing Balance Sheet, as so adjusted, shall be the Closing
Balance Sheet. Any decision by such accounting firm shall be final and binding upon the Parties, absent fraud or manifest error, and judgment may be entered thereon, upon the application of either Party, by any court having competent jurisdiction. The
Buyer and the Seller each shall bear the cost of preparing and presenting its case, and the fees and expenses of such accounting firm will be shared equally by the Buyer and the Seller.

                    (iv) During the period of any dispute referred to above, (A) the Buyer shall provide the Seller, the Seller's accountants, and the nationally recognized accounting firm retained pursuant to subsection (iii), above, full access during the Buyer's normal business hours to the books, records, facilities and employees of the Buyer, the Buyer's accountants and all work papers in connection with the Draft Closing Balance Sheet and the Net Worth
Adjustment Schedule; provided, however, that any such access shall be allowed only in such manner as not to interfere unreasonably with the operation of the Buyer's business, and (B) the Seller shall, and shall cause the Seller's independent accountants to, provide the Buyer, the Buyer's accountants and the nationally recognized accounting firm retained pursuant to subsection (iii), above, full access to the work papers in connection with the December 31 Balance Sheet, the Seller's objections to the Draft Closing Balance Sheet, and the Net Worth
Adjustment Schedule.

                    (v)  If the Net Worth of the Seller as shown
on the Closing Balance Sheet is greater or less than Nineteen Million Seventy Nine Thousand Dollars ($19,079,000), the Preliminary Purchase Price shall be subject to adjustment on a dollar-for-dollar basis. Within five (5) business days after the date on which the Closing Balance Sheet is finally determined pursuant to this
Section 2.3(a), the Buyer (in the event the Net Worth is greater) or the Seller (in the event the Net Worth is less) shall pay to an account specified by the other Party, by wire transfer of immediately available funds, the difference between the Net Worth reflected on the Closing Balance Sheet and Nineteen Million
Seventy Nine Thousand Dollars ($19,079,000).

               (b)  [Intentionally Left Blank]

     2.4 The Closing. Subject to the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing), the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Squire, Sanders and Dempsey, L.L.P., 4900 Key Tower, 127 Public Square, Cleveland, OH, 44114, or such other place as mutually agreed to by the Parties, commencing at 10:00 a.m. local time on the later of: (a) May 11, 2000 or (b) such other date and time as the Parties may mutually determine (the "Closing Date").

     2.5  Closing Deliveries by the Seller.  At the Closing, the
Seller shall execute  and deliver or cause to be delivered to the
Buyer:
               (a)  The right to immediate possession of the Acquired Assets.

               (b) A Bill of Sale in the form attached as Exhibit B, and such other instruments of transfer and conveyance as may reasonably be requested by the Buyer, in each case executed by a duly authorized officer of the Seller.

               (c) Certificates representing all of the issued and outstanding capital stock of the Curtis Subsidiaries, together with duly endorsed stock transfer powers therefor.

               (d) Those consents specified in Section 2.5(d) to the Disclosure Schedule;

               (e) The Assignment and Assumption Agreements, in the forms attached as Exhibit C-1 (Contracts) and C-2 (Leases), executed by a duly authorized officer of the Seller with respect to the Assumed Contracts.

               (f) Copies of the discharges or pay-off letters, as applicable, of all Encumbrances, UCC financing statements or other loan documents listed on Section 2.5(f) to the Disclosure Schedule.

               (g) An Estoppel and Consent Certificate for each lease or sublease listed in Section 3.9(a) of the Disclosure Schedule executed by the landlord in any such lease or sublease, in form reasonably satisfactory to the Buyer.

               (h) An opinion of counsel to the Seller, addressed to the Buyer and dated as of the Closing Date, as to the due organization, valid existence and capitalization of the Curtis Subsidiaries, their due qualification/licensure to conduct business, the Seller's ownership of and due authorization to sell and transfer to the Buyer all of the equity securities of the Curtis
Subsidiaries, the due approval by the Canadian Sub of the transfer of all of the issued and outstanding capital stock of the Canadian Sub from the Seller to the Buyer, the sufficiency of the foreign Governmental Authorizations obtained to effect such transfer and sale and to permit the Buyer to continue to conduct the Business post-Closing where and in the manner conducted by the Curtis Subsidiaries immediately prior to the Closing, the validity, binding nature and enforceability of the Operative
Documents with respect to such transfer and sale, and the matters specified in Section 3.3 with respect to the Curtis Subsidiaries.
In rendering such opinion, such counsel may rely upon certificates of public officers, as to matters governed by the laws of jurisdictions other than Ohio, New York or the federal laws of the United States of America, upon opinions of counsel reasonably satisfactory to the Buyer, and, as to matters of fact, upon certificates of officers of the Seller, copies of which opinions and certificates shall be contemporaneously delivered to the Buyer.

               (i) Certificates issued as of a recent date (i) by the Secretary of State of the State of Delaware certifying as to the legal existence and active status of the Seller and of the Parent, and
(ii) by the U.K. Registrar of Companies certifying as to the legal existence and good standing of the U.K. Sub.

               (j) A Certificate of Compliance issued as of a recent date by Industry Canada, Corporation Directorate certifying as to the incorporation and continued existence and good standing of the Canadian Sub.

               (k) A letter issued by the Division of Revenue of the State of Delaware ("DOR"), dated within ten (10) days of the Closing Date, indicating that the Seller is current with respect to the payment of Delaware state income Taxes.

               (l) A completed application, including Form T2062, to obtain a clearance certificate pursuant to Section 116 of the ITA in respect of the disposition of the shares of the Canadian Sub by the Seller. If the Seller has not previously applied for such a clearance certificate, the Seller undertakes to forthwith submit the application to the Canada Customs and Revenue Agency upon completion of the Closing and to use best efforts to obtain the clearance certificate within 30 days after the end of the month in which the Buyer acquires the shares of the Canadian Sub. The Seller agrees to provide a copy of the clearance certificate to the Buyer upon receipt of same from the Canada Customs and Revenue Agency.

               (m) Certificates of the Secretaries of the Seller and the Parent, in form reasonably satisfactory to the Buyer, dated the Closing Date and certifying, respectively, as to (i) the incumbency and genuine signature of each of the Seller's and the Parent's officers who executed the Operative Documents, (ii) the written consents of the Seller's and the Parent's stockholders and directors, respectively authorizing (a) the Seller to undertake the transactions contemplated hereunder, (b) the Parent to enter into the Agreement and to indemnify the Buyer in accordance with the provisions of Article 9 hereunder, (c) their signatories to execute and deliver the Agreement and all other documents and instruments required to effect such transactions, such resolutions and consents having been duly adopted and being in full force and effect on the Closing Date, and (iii) the written consent of the Canadian Sub approving the transfer of all of the issued and outstanding capital stock of the Canadian Sub from the Seller to the Buyer, such consent having been duly adopted and being in full force and effect on the Closing Date.

               (n) Officer's Certificates of the Seller and the Parent, each dated the Closing Date and certifying that (i) the Seller's and the Parent's representations and warranties contained in Article
3 are true and correct on and as of the Closing Date with the same force and effect as though made on such date, and that (ii) with respect to each Benefit Plan that is a "group health plan" within the meaning of Section 607 of ERISA and that is subject to
Section 4980B of the Code, the Seller and each ERISA Affiliate of the Seller have complied in all respects with the continuation coverage requirements of the Code and ERISA.

               (o) A duly executed Certificate of Amendment to the Seller's Certificate of Incorporation, in form ready for filing, to effect a change of the Seller's name in accordance with the provisions of Section 6.9 below.

               (p) Resolutions of the Curtis Parties effectuating the transfer of sponsorship of those Employee Benefit Plans specified in
Section 6.10, certified respectively by the applicable
Secretaries of the Curtis Parties, such resolutions having been duly adopted and being in full force and effect on the Closing
Date.

               (q)  An Assignment of Patents and an Assignment of
Trademarks, each in a form reasonably acceptable to Buyer.

               (r) Such other agreements, instruments and documents as the Buyer reasonably deems necessary to effect the transactions contemplated hereby.

               (s)  Section 6.11of the Disclosure Schedule.

     2.6 Closing Deliveries by the Buyer. At the Closing, the Buyer will execute and deliver, or cause to be delivered to the Seller:

               (a) The Preliminary Purchase Price pursuant to Section 2.3(a) hereof.

               (b) The Assignment and Assumption Agreement executed by a duly authorized officer of the Buyer.

               (c) A Certificate issued as of a recent date by the Secretary of State of the State of Delaware certifying as to the legal existence and good standing of the Buyer.

               (d) A Certificate of the Secretary of the Buyer, in form reasonably satisfactory to the Seller, dated the Closing Date and certifying as to (i) the incumbency and genuine signature of each of the officers of the Buyer who executed the Operative
Documents, and (ii) the resolutions of the Buyer's Board of Directors, authorizing the Buyer to undertake the transactions contemplated hereunder and authorizing the Buyer's signatories to execute and deliver this Agreement and all other documents and instruments required to effect such transactions, such resolutions having been duly adopted and being in full force and effect on the Closing Date.

               (e) A Certificate of the President of the Buyer dated the Closing Date and certifying that the representations and warranties of the Buyer contained in Article 4 are true and correct on and as of the Closing Date with the same force and effect as though made on such date.


                            ARTICLE 3

   REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE PARENT

     As a material inducement to the Buyer to enter into the Operative Documents and to consummate the transactions contemplated hereunder and thereunder, each of the Seller and the Parent represents and warrants to the Buyer that the statements contained in this Article 3 (and in the applicable Sections of the Disclosure Schedule) are true and correct as of the date of this Agreement and will be true and correct at and as of the Closing.

     3.1  Organization and Capitalization of the Curtis Parties.

               (a) Section 3.1 of the Disclosure Schedule contains a complete and accurate list for each of the Curtis Parties of its name, its jurisdiction of incorporation, and its capitalization (including the identity of each stockholder and the number of shares held by each). Each of the Curtis Parties and the Parent is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.
Each of the Curtis Parties is duly qualified or licensed to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, require such qualification, except where failure to be so qualified or licensed would not have a material adverse effect on the Acquired
Assets, the Business or any of the Curtis Parties. Each of the Curtis Parties has all requisite power and authority to own, lease and operate the properties and assets that it purports to own or use, to carry on its business as now conducted (including the performance of all its obligations under the Assigned
Contracts) and to consummate the transactions contemplated by the Operative Documents.

               (b) The Parent is the record and beneficial owner of all of the Seller's issued and outstanding capital stock. A listing of the authorized equity securities of each Curtis Subsidiary is set forth on Section 3.1 of the Disclosure Schedule. The Seller is, and on the Closing Date will be, the record and beneficial owner and holder of all of the equity securities of the Curtis
Subsidiaries, free and clear of all Encumbrances. The shares of the Curtis Subsidiaries being sold pursuant to this Agreement consist of the whole of the issued and allotted share capital, respectively, of the Curtis Subsidiaries. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any of the Curtis
Parties. None of the outstanding equity securities or other securities of the Curtis Parties was issued in violation of any Legal Requirement (including the Securities Act of 1933, as amended) or any preemptive right of any Person. All of the outstanding equity securities of the Curtis Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Section 3.1 of the Disclosure Schedule, there are no outstanding securities, options, warrants, rights, agreements, calls, subscription commitments, demands or understandings of any character whatsoever, fixed or contingent, that directly or indirectly (a) call for or require the issuance, sale, transfer or other disposition of any equity interests or securities of any of the Curtis Parties, (b) obligate the Seller, its stockholder or either of the Curtis Subsidiaries to grant, offer or enter into any such agreement, or (c) relate to the voting or control of any equity interests of any of the Curtis Parties. There are no securities convertible into or exchangeable for the stock of any of the Curtis Parties and no Person has any right to require the Seller, its stockholder or either of the Curtis Subsidiaries to register any securities of any of the Curtis Parties under the Securities Act of 1933 or otherwise. Except as set forth in
Section 3.1 of the Disclosure Schedule, none of the Curtis
Parties owns, either directly or indirectly, any interest or investment (whether debt or equity) in any corporation, partnership, joint venture, business trust or other entity.

     3.2  Authorization of Transaction.

               (a) The Seller has all requisite power and authority (including full corporate power and authority) to execute and deliver the Operative Documents and to undertake its obligations thereunder and to consummate the transactions contemplated thereby, including, without limitation, the sale and transfer to the Buyer of all of the issued and outstanding capital stock of the Curtis
Subsidiaries. Without limiting the generality of the foregoing, the Board of Directors of the Seller and the stockholders of the Seller have duly authorized the execution, delivery and performance of this Agreement by the Seller. Each of the Operative Documents to which the Seller is a party constitutes a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms subject to applicable bankruptcy, insolvency and other laws affecting creditors' rights generally, public policy and equitable principles generally. The
Operative Documents are sufficient to transfer to and to vest in the Buyer good and marketable title to the Acquired Assets, free and clear of all liabilities, obligations, Encumbrances and contingencies of any kind, except as set forth on Section 3.2 of the Disclosure Schedule.

               (b) The Parent has all requisite power and authority (including full corporate power and authority) to execute and deliver the Operative Documents, to undertake its obligations thereunder and to consummate the transactions contemplated thereby. Without limiting the generality of the foregoing, the Board of Directors of the Parent has duly authorized the execution, delivery and performance of this Agreement by the Parent. Each of the Operative Documents to which the Parent is a party constitutes a valid and binding agreement of the Parent, enforceable against the Parent in accordance with its terms subject to applicable bankruptcy, insolvency and other laws affecting creditors' rights generally, public policy and equitable principles generally.

     3.3 Noncontravention. The execution and delivery of the Operative Documents by the Seller and the Parent, and the consummation of the transactions contemplated thereby (including the assignments and assumptions referred to in Article 2 above),
(a) will not violate any provision of the Certificate of Incorporation, Articles of Incorporation or other similar charter document, or the Bylaws, of the Seller, the Curtis Subsidiaries or the Parent, (b) will not violate any statute, rule, regulation, order or decree of any Governmental Body by which the Seller, the Curtis Subsidiaries, their respective properties or assets, or the Parent is bound or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify any Governmental Authorization that is held by any of the Curtis Parties or that otherwise relates to the Acquired Assets or the Business, and (c) will not result in a violation or breach of, or constitute a default under, any license, franchise, permit, indenture, agreement or other instrument to which the Seller, either of the Curtis Subsidiaries or the Parent is a party, or by which the Seller, either of the Curtis Subsidiaries, or any of their properties or assets is bound, excluding from the foregoing clauses (b) and (c) violations, breaches or defaults which, either individually or in the aggregate, (i) would not prevent the Seller, the Curtis Subsidiaries or the Parent from performing their respective obligations under the Operative Documents or the consummation of the transactions contemplated thereby, and (ii) would not have a material adverse effect on the Buyer's post-Closing ownership, operation and maintenance of the Acquired Assets and conduct of the Business as conducted by the Curtis Parties immediately prior to the Closing. Except as set forth in
Section 3.3 of the Disclosure Schedule, none of the Seller, the Curtis Subsidiaries or the Parent is required to give any notice to, make any filing with, or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or any of the other Operative Documents, or the consummation or performance of the transactions contemplated hereby and thereby. Except as set forth in Section 3.3 of the Disclosure Schedule and except for filings required under the HSR Act, none of the Seller, the Curtis Subsidiaries or the Parent is, and none of them will be solely on account of the Closing hereunder, required to make any filing or registration with, or obtain any Consent from, any Person in connection with the execution, delivery and complete performance of the transactions contemplated by the Operative Documents (including the assignments and assumptions referred to in Article 2 above), or in order for the transactions contemplated by the Operative Documents to be effective or to preserve any material right or benefit of the Curtis Parties or the Business.

     3.4  Financial Statements.  The Seller has delivered to the
Buyer: (a) audited consolidated balance sheets of the Seller and its subsidiaries as at December 31, 1998 and as at December 31, 1997, in each case, including the notes thereto and the related consolidated statements of income, changes in stockholders' equity and cash flow for the fiscal periods then ended, certified by Ernst & Young LLP, independent certified public accountants (Ernst & Young LLP audited the balance sheet as of December 31,1997 and the related consolidated statements of operations and cash flows for the one-month period then ended. Ernst & Young LLP also audited the statements of operations and cash flows for Curtis Industries, Inc. for the eleven-month period ended December 5, 1997), and (b) the audited consolidated balance sheet of the Seller and its subsidiaries as at December 31, 1999 (the "December 31 Balance Sheet") and the related consolidated statements of income, changes in stockholders' equity and cash flow for the fiscal year then ended, including in each case the notes thereto, (the financial statements described in clauses (a) and (b) above, including the notes thereto, the "Financial Statements"). Except as set forth in Section 3.4 of the Disclosure Schedule, all the Financial Statements fairly present the financial condition and the results of operations, changes in stockholders' equity and cash flow of the Seller and its subsidiaries as at the respective dates of, and for the periods referred to in, the Financial Statements, all in accordance with GAAP. Except as set forth in Section 3.4 of the Disclosure Schedule, the Financial Statements reflect the consistent application of such accounting principles throughout the periods involved, are correct and complete in all material respects, and are consistent with the books and records of the Seller and its subsidiaries. Except as set forth in Section 3.4 of the Disclosure Schedule, the Seller has maintained adequate reserves for all liabilities set forth in the Financial Statements. The books and records of the Seller and its subsidiaries are, and during the periods covered by the Financial Statements were, in all material respects, true, correct and complete and fairly and accurately reflect or reflected the income, expenses, assets and liabilities of the Curtis Parties, including the nature thereof and the transactions giving rise thereto, and provide a fair and accurate basis for the presentation of the Financial Statements.

     3.5 Conduct of the Business Subsequent to December 31, 1999. Except as disclosed at Section 3.5 of the Disclosure Schedule and except as contemplated hereby, since December 31, 1999, the Business has been carried on only in the Ordinary Course of Business, and there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, obligations, operations, or results of operations of the Curtis Parties or the Business. Without limiting the generality of the foregoing, since that date, except as disclosed at Section 3.5 of the Disclosure Schedule:

               (a) None of the Curtis Parties has sold, leased, transferred, assigned or otherwise disposed of any of their assets, tangible or intangible, other than inventory for a fair consideration or other assets in the Ordinary Course of Business.

               (b) None of the Curtis Parties has entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) either involving more than $25,000 or outside the Ordinary Course of Business.

               (c) None of the Curtis Parties has accelerated, terminated, modified or cancelled any agreement, contract, lease or license
(or series of related agreements, contracts, leases and licenses) involving more than $25,000 to which it is a party or by which it is bound.

               (d) None of the Curtis Parties has suffered the imposition of any Encumbrance upon any of its assets.

               (e) None of the Curtis Parties has made any capital expenditure (or series of related capital expenditures) either involving more than $25,000 in the aggregate or outside the Ordinary Course of Business.

               (f) None of the Curtis Parties has made any capital investment in, any loan to, or any acquisition of the securities or assets of any other Person (or series of related capital investments, loans and acquisitions).

               (g) None of the Curtis Parties has issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or for a capitalized lease obligation either involving more than $25,000 singly or $40,000 in the aggregate or for any obligation of the Parent or any of its Affiliates.

               (h) None of the Curtis Parties has delayed or postponed the payment of accounts payable or other Liabilities outside the Ordinary Course of Business.

               (i) None of the Curtis Parties has granted any extension of credit in the sale of products, collection of receivables or otherwise, other than in the Ordinary Course of Business.

               (j) None of the Curtis Parties has cancelled, compromised, waived or released any right or claim (or series of related rights and claims) involving more than $25,000.

               (k) None of the Curtis Parties has granted any license or sublicense of any rights under or with respect to any Intellectual Property.

               (l) None of the Curtis Parties has authorized any change in its Certificate of Incorporation, Articles of Incorporation or other similar charter document.

               (m) None of the Curtis Parties has experienced any damage, destruction or loss (whether or not covered by insurance) to its property, reasonable wear and tear excepted.

               (n) None of the Curtis Parties has made any loan to, or entered into any other transaction with, any of its directors or officers or any relative by blood or marriage thereof, or any of the Curtis Parties' Affiliates or any employee of the Curtis Parties.

               (o) None of the Curtis Parties has entered into any employment or compensation agreements other than in the Ordinary Course of Business, collective bargaining agreements or any consulting agreements or any other similar arrangements, written or oral, or modified the terms of any existing such contract or agreement.

               (p) None of the Curtis Parties has granted any increase in the base compensation of, or made any other change in employment terms for, any of its directors, officers and employees, except as required pursuant to written employment agreements or in the Ordinary Course of Business.

               (q) None of the Curtis Parties has adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its directors, officers and employees, or taken any such action with respect to any other Employee Benefit Plan.

               (r) None of the Curtis Parties has experienced any labor problems which, individually or in the aggregate, materially adversely affected or are reasonably expected to materially adversely affect the condition (financial or otherwise), assets, earnings, operations, business or prospects of the Curtis Parties or the Business.

               (s) None of the Curtis Parties has made or pledged to make any charitable or other capital contribution.

               (t) None of the Curtis Parties has engaged in any methods of billing and collection, purchase, sale, lease, management, equipment servicing or repair, accounting or operation that vary from its usual and customary past practice.

               (u) None of the Curtis Parties has suffered any other material occurrence, event, incident, action, failure to act or transaction outside the Ordinary Course of Business or which has a material adverse effect or is reasonably expected to have a material adverse effect on the Business, the Acquired Assets or any of the Curtis Parties.

               (v) None of the Curtis Parties has agreed to any of the foregoing.

     3.6  Undisclosed Liabilities.

               (a) None of the Curtis Parties has any Liability required by GAAP to be reflected on the December 31 Balance Sheet or the Closing Balance Sheet and, to the Knowledge of the Seller, there is no Basis for (nor should the Seller have had Knowledge of) any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Curtis Parties or any of them giving rise to any Liability, except for: (i) Liabilities set forth on the Financial Statements;
(ii) Liabilities which have arisen after December 31, 1999 in the Ordinary Course of Business, none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law; and (iii) Liabilities expressly set forth at Section 3.6(a) of the Disclosure Schedule hereto.

               (b) Without in any way limiting the representation and warranty set forth in Section 3.6(a) above, none of the Curtis Parties has any unfunded Liabilities required by GAAP to be reflected on the Closing Balance Sheet of Seller in connection with any workers' compensation, employers' liability, group health plan, retirement plan, pension plan or other employee benefit except as described in Section 3.6(b) of the Disclosure Schedule.

     3.7  Legal Compliance.

               (a) Except as set forth in Section 3.7(a) of the Disclosure Schedule, the Curtis Parties have complied in all material respects with each Legal Requirement that is or was applicable to it or to the conduct or operation of the Business or the ownership or use of any of the Acquired Assets;

               (b) To the Knowledge of the Seller, no event has occurred or circumstance exists that (with or without notice or lapse of time or both) (i) may constitute or result in a violation by any of the Curtis Parties of, or a failure on the part of any of the Curtis

Parties to comply with, any Legal Requirement, or (ii) may give rise to any obligation on the part of any of the Curtis Parties to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, and no Proceeding, charge, complaint, claim, demand or notice has been filed or commenced against any of the Curtis Parties alleging any failure so to comply;

               (c) The Governmental Authorizations listed in Section 3.7(c) of the Disclosure Schedule collectively constitute all of the material Governmental Authorizations necessary to permit the Curtis Parties to lawfully conduct and operate the Business in the manner in which they currently conduct and operate the Business and to permit the Curtis
Parties to own and use their respective assets in the manner in which they currently own and use such assets. All documentation and record keeping which the Curtis Parties or any of them are required to perform under applicable Legal Requirements has been fully performed in all material respects in a timely manner, and at and after the Closing, the Seller shall put the Buyer in possession of or, as applicable with respect to the corporate and tax records of the Seller, give access to such documentation and record keeping.

               (d) None of the Curtis Parties, and none of their officers, employees or independent contractors, is suspended or debarred from doing business with the U.S. Government or is the subject of a finding of nonresponsibility or ineligibility for U.S.
Government contracting.

     3.8  Tax Matters.

               (a) Each of the Curtis Parties and the Parent has filed, caused to be filed or will file on a timely basis all Tax Returns that are, were or will be required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, as of the Closing Date, pursuant to applicable Legal Requirements, to the extent such Tax Returns relate to the Business, except where failure to file such Tax Returns would not have a material adverse effect on the financial condition of the Curtis Parties. The Curtis Parties have paid, or made provision for the payment of, all Taxes that are applicable to them that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by the Parent or any of the Curtis Parties, except such Taxes, if any, as are listed on Section 3.8(a) of the Disclosure Schedule and are being contested in good faith and as to which adequate reserves
(determined in accordance with GAAP) have been provided in the December 31 Balance Sheet and except where failure to pay such Taxes would not have a material adverse effect on the financial condition of the Curtis Parties. The unpaid Taxes of the Curtis
Parties: (i) did not, as of December 31, 1999, exceed the reserve for Tax Liability set forth on the face of the December
31 Balance Sheet; and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Parent and the Curtis
Parties in filing their Tax Returns, except where such unpaid
Taxes would not have a material adverse effect on the financial conditions of the Curtis Parties. All Taxes due and payable by the Curtis Parties (whether or not shown on any Tax Return) with respect to all periods (or partial periods) through the Closing
Date have been paid or will be paid by the Seller or the Parent, except where failure to pay such Taxes would not have a material adverse effect on the financial condition of the Curtis Parties.
Except as set forth at Section 3.8(a) of the Disclosure Schedule, none of the Curtis Parties or the Parent is currently the beneficiary of any extension of time within which to file any Tax
Return related to the Business.  None of the

Parent or the Curtis Parties has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency related to the Business.

               (b) Section 3.8(b) of the Disclosure Schedule lists all Tax Returns filed with respect to the Curtis Parties and the Business for taxable periods that have not been barred by any federal or applicable state, provincial, local or foreign statute of limitations, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Each such Tax Return filed with respect to the Curtis
Parties and the Business was true, correct and complete in all material respects, together with all examination reports and statements of deficiencies assessed against or agreed to by the Parent with respect to the Business or any of the Curtis Parties.
All deficiencies proposed as a result of such audits have been paid, reserved against, settled or, as described in Section
3.8(a) of the Disclosure Schedule, are being contested in good faith by appropriate proceedings with adequate reserves provided therefor. The Seller has delivered or made available to the Buyer copies of the Tax Returns indicated on the attached Section
3.8(b) of the Disclosure Statement.

               (c) The Curtis Parties have withheld and/or remitted to the applicable Tax Authority all Taxes required to be so withheld or remitted in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, non-resident person or other third party, except where failure to pay such Taxes would not have a material adverse effect on the financial condition of the Curtis Parties.

               (d) There are no Tax liens on any assets of the Curtis Parties, including but not limited to the Acquired Assets, and no basis exists for the imposition of any such liens. Except as set forth in Section 3.8(d) of the Disclosure Schedule, no adjustment of or deficiency for any Tax or claim for additional Taxes has been proposed, Threatened, asserted or assessed against the Seller, the Curtis Parties or any member of any affiliated or combined group of which the Seller or the Curtis Parties is or was a member for which the Seller or any of the Curtis Parties could be liable. Except as set forth in Section 3.8(d) of the Disclosure Schedule, there are no audit examinations being conducted or Threatened, and there is no deficiency or refund litigation or controversy in progress or Threatened, with respect to any Taxes of the Parent (with respect to the Curtis Parties, the Acquired
Assets and the Business) or the Curtis Parties or with respect to any Tax Returns previously filed by or on behalf of the Parent
(to the extent related to the Business) or the Curtis Parties.

               (e) No claim has been made by a Tax Authority in a jurisdiction where the Curtis Parties do not file Tax Returns that any of the Parent (with respect to the Curtis Parties, the Acquired Assets and the Business) or the Curtis Parties is or may be subject to Taxes by that jurisdiction. Section 3.8(e) of the Disclosure
Schedule lists all of the jurisdictions in which the Curtis
Parties have been authorized to do business, owned or leased property, had employees or customers, employed capital, or solicited or made sales.

               (f) The Seller is a qualified subchapter S subsidiary. Except as set forth in Section 3.8(a) of the Disclosure Schedule, none of the Curtis Parties is a "U.S. real property holding corporation" as defined in Section 897(c)(2) of the Code. Neither the Seller nor the Parent is a foreign person within the meaning of, and no Tax is required to be withheld as a result of the transfer contemplated by this Agreement pursuant to, Section 1445 of the Code.

Except as set forth in Section 3.8(f) of the Disclosure Schedule, there is no Tax allocation or Tax sharing agreement that will require any payment by the Buyer or by the Curtis Parties after the date of this Agreement. None of the Curtis Parties has entered into any advance pricing agreements with any Tax Authority.

               (g) None of the Assumed Liabilities, if any, is an obligation to make a payment that will not be deductible under Code Section 280G.

               (h) The U.K. Sub is and always has been resident in the United Kingdom for tax purposes.

               (i) The U.K. Sub has duly and punctually paid all Tax that it has become liable to pay and is under no liability to pay any penalty or interest in connection with any claim for Tax and has not paid any Tax which it was and is not properly due to pay.

               (j) No distribution within the meaning of Sections 209, 210 and 212, Taxes Act 1988 has been made by the U.K. Sub except dividends shown in its audited accounts nor is the U.K. Sub bound to make any such distribution. No securities (within the meaning of Section 254(1), Taxes Act 1988,) issued by the U.K. Sub and remaining in issue at the date hereof were issued in such circumstances that the interest payable thereon fails to be treated as a distribution under Section 209(2)(e)(iii), Taxes Act
1988. The U.K. Sub has not made or received any distribution which is an exempt distribution within Section 213, Taxes Act
1988. The U.K. Sub has not received any capital distribution to which the provisions of Section 346, Taxes Act 1988 or
Section 189, TCGA 1992 could apply. The U.K. Sub has not issued any share capital, nor granted options or rights to any person which entitles that person to require the issue of any share capital to which the provision of Section 249, Taxes Act 1988 could apply.

               (k) There has not within the three years preceding the date hereof been a major change in the nature or conduct of the trade of the U.K. Sub within the meaning of Section 768, Taxes Act 1988 nor has any transaction occurred to which Section 768A, Taxes Act
1988 could apply.

               (l) The U.K. Sub is not a dual resident investing company within the meaning of Section 404, Taxes Act 1988.

               (m) The U.K. Sub has never been a close company within the meaning of Section 414, Taxes Act 1988. No distribution within
Section 418, Taxes Act 1988 has been made by the U.K. Sub and no such distribution will be made before Completion. The U.K. Sub has not made (and will not be deemed to have made) any loan or advance to a participator or an associate of a participator so as to become liable to make any payment under Section 419, Taxes Act 1988. The U.K. Sub has supplied to the inspector such information and particulars as are necessary to make full and accurate disclosure of all facts and considerations material to be known by him to enable him to make intimations pursuant to
Schedule 19, paragraph 16, Taxes Act 1988 that he does not intend to make apportionment in respect of the U.K. Sub for any accounting period ending on or before the Accounts Date and the U.K. Sub has received such intimations. No apportionment pursuant to Section 423, Taxes Act 1988 and Schedule 19 has ever been made or could be made against the U.K. Sub. The U.K. Sub has at all times been a
                              -23-

"trading company" or a "member of a trading group" as defined in
Schedule 19, paragraph 7, Taxes Act 1988. The U.K. Sub has not expended or applied any sums liable to be regarded as income available for distribution pursuant to Schedule 19, paragraph 8, Taxes Act 1988 (first business loans) and is not bound (contingently or otherwise) to expend or apply any such sum.

               (n) If each of the capital assets of the U.K. Sub were disposed of for a consideration equal to the book value of that asset or adopted for the purpose of the audited accounts, no liability to corporation tax on chargeable gains or balancing charge under the Capital Allowances Act 1990 would arise (and for this purpose there shall be disregarded any relief and allowances available to the U.K. Sub other than amounts falling to be deducted from the consideration receivable under Section 38, TCGA 1992). No election under Section 35, TCGA 1992 is in effect in relation to the U.K. Sub and, on or prior to the Closing Date, full particulars are given in the Disclosure Letter of the first relevant disposal for the purposes of that section. On or prior to the Closing Date, the Disclosure Letter contains full particulars of all assets held by the U.K. Sub or disposed of by the U.K. Sub on or after 6 April 1988 in respect of which relief is or would be available under Schedule 4, TCGA 1992 upon disposal.

               (o) The U.K. Sub has not disposed of or acquired any asset to or from any Person connected with it within the meaning of
Section 839, Taxes Act 1988 or in circumstances such that the provisions of Section 17, TCGA 1992 could apply to such disposal or acquisition.

               (p) The U.K. Sub has properly operated the Pay As You Earn system deducting tax as required by law from all payments to or treated as made to employees and ex-employees of the U.K. Sub and punctually accounting to the Inland Revenue for all tax so deducted.

               (q) The U.K. Sub has not issued any shares or conferred any interest in shares in the circumstances described in the
Section 138(1), Taxes Act 1988 and has complied with
Section 139(5), Taxes Act 1988. The U.K. Sub has not issued any shares or conferred any interest in shares in the circumstances described in Section 77(1) and has complied with Section 85, Finance Act 1988. The U.K. Sub has not made any payment to which
Section 313, Taxes Act 1988 applies. The U.K. Sub does not operate any share scheme approved under the provisions of
Schedule 9, Taxes Act 1988 nor a profit related pay scheme to which the provisions of Chapter III of Part V, Taxes Act 1988 apply.

               (r) The U.K. Sub has paid all national insurance and graduated pension contributions for which it is liable and has kept proper books and records relating to the same.

               (s) The U.K. Sub has duly paid or has procured to be paid all stamp duty on documents to which it is a party or in which it is interested and which are liable to stamp duty.

               (t) All supplies made by the U.K. Sub are taxable supplies and the U.K. Sub is not and will not be denied credit for any input tax by reason of the operation of Section 26, Value Added Tax Act
1994 and regulations made thereunder. All input tax for which the U.K. Sub has claimed credit has been paid by the U.K.
Sub in respect of supplies made to it relating to goods or services used or to be used for the purpose of its business. No supplies have been made to the U.K. Sub to which the provisions of Section 8, Value Added Tax Act 1994 might apply. The U.K. Sub has not committed any offence contrary to Section 60 or 72, Value
Added Tax Act 1994, nor has it received any penalty liability notice pursuant to Section 64(3), Value Added Tax Act 1994, surcharge liability notice pursuant to Section 59, or written warranty issued pursuant to Section 76(2) of that Act. On or prior to the Closing Date, the Disclosure Letter contains details and copies of all elections, together with the relevant notification, made by the U.K. Sub pursuant to paragraph 2,
Schedule 10, Value Added Tax Act 1994.

     3.9  Properties; Acquired Assets.

               (a) Section 3.9(a) of the Disclosure Schedule contains a complete and accurate list of (i) all real property and interests therein owned by any of the Curtis Parties (the "Owned Real
Property"), and (ii) each item of real property leased, used or occupied by any of the Curtis Parties or in which any of the Curtis Parties has an interest (other than real property owned by any of the Curtis Parties) (the "Leased Property"; and together with the Owned Real Property, the "Real Property"). The Seller has good and marketable, indefeasible, fee simple title to the Owned Real Property, and valid leasehold interests in the Leased
Property. Except as set forth in Section 3.9(a) of the Disclosure Schedule, and except for properties and assets disposed of in the Ordinary Course of Business since the date of the December 31 Balance Sheet, the Owned Real Property is free and clear of all Encumbrances or restrictions on transfer except:
(i) as reflected in the December 31 Balance Sheet or the Closing
Balance Sheet, (ii) liens for Taxes not yet due and payable or being contested in good faith (and for which adequate accruals have been reserved on the December 31 Balance Sheet or the Closing Balance Sheet), and (iii) such imperfections of title and Encumbrances with respect to other properties as are not material in character, amount or extent, and which do not detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

               (b) Except as set forth in Section 3.9(b) of the Disclosure Schedule, there are no developments affecting any of the Real
Property pending or, to the Knowledge of the Seller, Threatened, which might materially interfere with any present use, or, with respect to the Owned Property, materially detract from the value or marketability of, any such property or assets.

               (c) The Seller has delivered to the Buyer correct and complete copies of the leases and subleases listed in Section 3.9(a) of the Disclosure Schedule (as amended to date). Except as set forth in Section 3.9(c) of the Disclosure Schedule, all leases of the Leased Property are in good standing and are valid, binding and enforceable in accordance with their respective terms and, to the Seller's Knowledge, there does not exist under any such lease any default or any event which with notice or lapse of time or both would constitute a default. There are no disputes, oral agreements or forbearance programs in effect as to any such lease or sublease. Except as set forth in Section 3.9(c) of the Disclosure Schedule, each such lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated by the Operative Documents (including the assignments and assumptions referred to in Section 2 above), subject to applicable bankruptcy, insolvency and other laws affecting creditors' rights generally, public policy and equitable principles generally. To the Seller's Knowledge, no condemnation, environmental, zoning, land-use or other regulatory proceedings or rule making procedures have been instituted or planned to be instituted, with respect to the current Leased
Property, which would result in the Curtis Parties or the Buyer being required to vacate such premises or materially alter or limit such use, nor has the Seller received notice of any proceedings to impose any new Taxes or operating restrictions upon any of such properties or the Seller's conduct of the Business therein.

               (d) The Facilities are in adequate condition to operate the Business as heretofore conducted and are, to the Seller's
Knowledge, structurally sound.

               (e) To the Seller's Knowledge, the Facilities have access to (i) public roads or valid easements over private streets or private property for such ingress to and egress from all such Facilities, and (ii) water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection, drainage and other public utilities, in each case as is necessary for the conduct of the Business as heretofore conducted. To the Seller's Knowledge, none of the Facilities encroaches upon real property of another Person, and no structure of any other Person substantially encroaches upon any of the Real Property.

               (f) To the Seller's Knowledge, all Facilities have received all Governmental Approvals required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations in all material respects.
To the Seller's Knowledge, the Real Property and its continued use, occupancy and operation as is currently used, occupied and operated, does not constitute a nonconforming use under any applicable building, zoning, subdivision or other land use or similar Legal Requirement.

               (g) Except as set forth in Section 3.9(g) of the Disclosure Schedule, the Acquired Assets constitute substantially all of the properties and assets used in connection with the operation of the Business in the manner in which and to the extent to which the Business is currently being conducted. The Acquired Assets do not omit any asset required to operate the Business as operated by Seller immediately preceding the Effective Date or the Closing. Except as set forth in Section 3.9(g) of the Disclosure Schedule, none of the tangible personal property included in the Acquired Assets is subject to any personal property or equipment leases. To the Seller's Knowledge, each such tangible asset is in good operating condition and repair
(subject to normal wear and tear) and is suitable for the purposes for which it presently is used. As of the Closing Date, and except as set forth in Section 3.9(a) of the Disclosure
Schedule, good and valid title to, and valid leasehold interests in, the Acquired Assets shall vest in the Buyer, free and clear of all Encumbrances or restrictions on transfer, except: (i) as reflected in the December 31 Balance Sheet or the Closing Balance
Sheet, (ii) liens for Taxes not yet due and payable or being contested in good faith (and for which adequate accruals have been reserved on the December 31 Balance Sheet or the Closing
Balance Sheet), and (iii) such imperfections of title and Encumbrances with respect to other properties as are not material in character, amount or extent, and which do not detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

               (h) All of the Inventories are owned by the Curtis Parties free and clear of all Encumbrances and are properly valued in accordance with GAAP consistently applied by the Curtis Parties.
All of the Inventories reflected in the Financial Statements or produced or acquired thereafter have been produced or acquired in the Ordinary Course of Business. Except to the extent of reserves set forth in the Financial Statements for slow-moving and/or obsolete inventory, all Inventories (a) are in good condition, (b) are saleable or usable in the Ordinary Course of Business, and (c) are in quantities sufficient for the normal operation of the Business in accordance with past practice.
Except as set forth in Section 3.9(h) of the Disclosure Schedule, none of the Inventories are held on consignment by the Seller or any other Person or are subject to any repurchase or return agreement in favor of any Person and all of the Inventories are located at the Facilities of the Curtis Parties or are in transit in the Ordinary Course of Business. Since December 31, 1999, the Inventories have not materially increased or decreased other than in the Ordinary Course of Business.

     3.10 Intellectual Property.

               (a) The Curtis Parties own or have the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary for or used in the operation of the Business as presently conducted. Each item of Intellectual Property owned or used by the Curtis Parties immediately prior to the Closing hereunder will be owned or available for use by the Buyer on substantially identical terms and conditions immediately subsequent to the Closing hereunder. The Seller has taken all necessary action to maintain and protect each item of Intellectual Property that the Curtis Parties or any of them own or use in connection with the Business.

               (b) None of the Curtis Parties has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the directors and officers (and employees with responsibility for Intellectual Property matters) of the Curtis Parties, to the Knowledge of the Seller, has ever received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Curtis Parties must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of Seller, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Curtis Parties.

               (c) The Seller does not own any patents or patent registrations, issued or pending. The Seller does not hold any rights under patent licenses or patent agreements. The Seller has not granted any license, agreement, right or other permission to any third party with respect to its Intellectual Property, except as set forth in Section 3.10(c) of the Disclosure Schedule. Section
3.10(c) of the Disclosure Schedule also identifies each trade name, and registered and unregistered trademark presently used by the Seller in connection with the operation of the Seller's
Business (collectively, the "Trade Names"). With respect to each item of Intellectual Property required to be identified in
Section 3.10(c) of the Disclosure Schedule:

                    (i) the Seller possesses all right, title and interest in and to the item, free and clear of any Encumbrance, license or other restriction;

                    (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                    (iii) no Proceeding, complaint, claim or demand is pending or Threatened which challenges the legality, validity, enforceability, use or ownership of the item; and

                    (iv) The Seller has not agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to the item.

               (b) There exists no Intellectual Property that any third party owns and that the Seller uses pursuant to license, sublicense, agreement or permission.

               (c) The Seller will not interfere with, infringe upon, misappropriate or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of the Business as presently conducted.

     3.11 Material Contracts. Section 3.11 of the Disclosure Schedule sets forth a list of each contract to which any of the Curtis
Parties is a party which is material to the Business or which results or could reasonably be expected to result in an annual payment to or by the Parent (in respect of the Business) or by the Curtis Parties of at least $100,000. The Seller has delivered to the Buyer true, complete and correct copies of each written Assumed Contract and a description of each oral Assumed Contract. With respect to each such Assumed Contract and except as disclosed in Section 3.11 of the Disclosure Schedule: (a) the Assumed Contract is legal, valid, binding, enforceable and in full force and effect, subject to applicable bankruptcy, insolvency and other laws affecting creditors' rights generally, public policy and equitable principles generally; (b) the Assumed Contract will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated by the Operative Documents (including the assignments and assumptions referred to in Article 2 above), subject to applicable bankruptcy, insolvency and other laws affecting creditors' rights generally, public policy and equitable principles generally; (c) to the Seller's Knowledge, no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration, under the Assumed Contract; and (d) to the Seller's Knowledge, no party has repudiated any provision of the Assumed Contract. The Seller has complied with all of the material provisions of each such Assumed Contract. Except as set forth on Section 3.11 of the Disclosure Schedule, all such Assumed Contracts can be freely assigned to the Buyer without penalty or liquidated damages and the assignment of each such Assumed Contract shall be valid and binding on the Seller and the third party thereto. The writings evidencing all such Assumed Contracts constitute the substantive agreement between the parties as to the subject matter thereof, including, but not limited to, terms of price and quantity.

     3.12 Notes and Accounts Receivable. All accounts receivable of the Business are reflected properly on the Curtis Parties' books and records, are valid receivables subject to no setoffs or counterclaims, are properly reflected on the accounts receivable aging schedules previously provided to the Buyer, are collectible in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the December 31 Balance Sheet, as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Curtis Parties.

     3.13 Insurance. Section 3.13 of the Disclosure Schedule contains a complete and correct list of all insurance policies maintained by the Curtis Parties or the Parent in respect of the Business since January 1, 1992 and as of the date hereof and describes any self-insurance arrangements applicable to the Business and sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which the Parent or any of the Curtis Parties has been a party, a named insured or otherwise the beneficiary of coverage at any time since the Curtis Parties' respective incorporation:

               (a)  the name, address and telephone number of the agent;

               (b) the name of the insurer, the name of the policyholder and the name of each covered insured;

               (c)  the policy number and the period of coverage;

               (d) the scope (including an indication of whether the coverage was on a claims made, occurrence or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage;

               (e) a description of any retroactive premium adjustments or other loss-sharing arrangements; and

               (f) a loss run, as of a date that is within 30 days of the Closing Date, with respect to each such insurance policy.

     With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable (subject to applicable bankruptcy, insolvency and other laws affecting creditors' rights generally, public policy and equitable principles generally) and in full force and effect; (ii) neither the Seller nor, to the Knowledge of the Seller, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy; and (iii) to the Knowledge of Seller, no party to the policy has repudiated any provision thereof. The Seller has made available to the Buyer complete and correct copies of all such policies together with all riders and amendments thereto.

     3.14 Litigation. Section 3.14 of the Disclosure Schedule sets forth each instance in which any of the Curtis Parties: (a) is subject to any outstanding injunction, judgment, order, decree, ruling or charge; or (b) is a party or, to the Knowledge of the Seller, is Threatened to be made a party to any Proceeding of, in, or before any court or quasi-judicial or administrative agency of any federal, state, provincial, local or foreign jurisdiction or before any arbitrator. None of the Proceedings set forth in Section 3.14 of the Disclosure Schedule, if decided adversely to the Parent, the Curtis Parties or the Business, could result in any material adverse effect. The Seller has no Basis to believe that any such Proceeding may be brought or threatened against the Parent, the Curtis Parties or the Business.

     3.15 Employees.

               (a) To the Knowledge of the Seller, no executive, key employee or group of employees has any plans to terminate employment with any of the Curtis Parties, and neither the Seller nor the Parent has knowledge of any reason why any of the Curtis Parties' employees would not agree to continue his or her employment following the Closing, provided, that he or she is offered employment by the Buyer on terms no less favorable to such employee than those terms currently applicable to him or her.
Except as set forth on Section 3.15(a) of the Disclosure
Schedule, none of the Parent or the Curtis Parties is a party to or bound by, nor are any of their employees otherwise subject to, any collective bargaining agreement, nor has the Parent or any of the Curtis Parties experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes since January 1, 1992. To the Knowledge of the Seller or Parent, none of the Parent or the Curtis Parties has committed any unfair labor practice with respect to employees of the Curtis Parties.
Neither the Seller nor the Parent has Knowledge of any organizational effort presently being made or threatened or at any time during the past three years made or threatened by or on behalf of any labor union or any representatives thereof with respect to employees of the Curtis Parties.

               (b) Attached at Section 3.15(b) of the Disclosure Schedule is a list of all of the Seller's employees as of April 14, 2000. The Seller has previously delivered to the Buyer a written summary of the material terms of each such employee's employment. Except as set forth on Section 3.15(b) to the Disclosure Schedule, the Curtis Parties have paid all salaries, wages, bonuses, commissions, vacation pay, overtime and benefits, including termination and severance benefits, to which their respective employees are currently entitled, which they have earned and which are due and payable. From and after the Closing Date, Buyer shall be exclusively liable for the payment to persons who were employees of any of the Curtis Parties on the Closing Date due on termination of employment, including severance benefits and all benefits under claims incurred but not paid as of and through the Closing Date. Except as set forth on Section 3.15(b) to the Disclosure Schedule, to the Knowledge of the Seller, no employee or former employee of any of the Curtis Parties is in breach of any employment, confidentiality or non-competition agreement with any of the Curtis Parties or with any other
Person, and no employee or former employee has misappropriated any Intellectual Property of any Person.

               (c) To the Knowledge of the Seller, no employee or former employee of any of the Curtis Parties, while employed by any of the Curtis Parties, has procured or arranged for the procurement for any Person of any products and/or services that were not then available to customers through the Business in exchange for a fee or other form of compensation from such Person to such employee.

               (d) Section 3.15(d) of the Disclosure Schedule lists employees who had been employed by a Curtis Party for more than one year and whose employment with any of the Curtis Parties has been terminated for any reason during the six month period immediately prior to the Closing. For each such employee who was in the sales function and who was among the top 20 salespersons in annual sales volume, Section 3.15(d) of the Disclosure Schedule also lists his or her sales volume for each of the two (2) years immediately preceding the termination of his or her employment.

     3.16 Employee Benefits.

               (a) Set forth on Section 3.16(a) of the Disclosure Schedule is a complete list of each Employee Benefit Plan that the Seller maintains or to which the Seller contributes. Except as set forth on Section 3.16(a) of the Disclosure Schedule:

                    (i) each Employee Benefit Plan (and each related trust, insurance contract or fund) has at all times through the date hereof complied in all material respects in form and in operation in all respects with the applicable requirements of ERISA, the Code and other applicable laws;

                    (ii) all required reports and descriptions due on or before the Closing Date (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1s and Summary Plan Descriptions) will have been filed or distributed appropriately with respect to each such Employee Benefit Plan on or before the Closing Date. With respect to Employee Benefit Plans maintained by Seller, the requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met in all material respects with respect to each such Employee Benefit Plan which is an Employee
Welfare Benefit Plan;

                    (iii) with respect to Employee Benefit Plans maintained by Seller, all contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee
Pension Benefit Plan, and there is no "accumulated funding deficiency" (as defined in Section 412 of the Code and Section
302 of ERISA) with respect to any Employee Pension Benefit Plan.
All premiums or other payments due on or before the Closing Date for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan;

                    (iv) with respect to Employee Benefit Plans maintained by Seller, except as disclosed in Section 3.16(d) of the Disclosure Schedule, no Employee Benefit Plan provides benefits, including death or medical benefits, beyond termination of service or retirement other than (a) coverage mandated by law or (b) death or retirement benefits under an Employee Benefit Plan qualified under Section 401(a) of the Code. Except as disclosed in Section
3.16(d) of the Disclosure Schedule, none of the Curtis Parties or their ERISA Affiliates has made a written or oral representation to any current or former employee promising or guaranteeing any employer-paid continuation of medical, dental, life or disability coverage for any period of time beyond retirement or termination of employment;

                    (v) with respect to Employee Benefit Plans maintained by Seller, each Employee Benefit Plan which is an Employee Pension Benefit Plan (other than a plan described in Section 401(a)(1) of ERISA) meets the requirements of a "qualified plan" under Code
Section 401(a) and each such Employee Benefit Plan and each Employee Benefit Plan which is a voluntary employee beneficiary association has received a favorable determination letter from the Internal Revenue Service, or such letter is pending or such Employee Benefit Plan is an adopted standardized prototype plan that has received such a letter;

                    (vi) with respect to Employee Benefit Plans maintained by Seller, each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been funded in compliance with the requirements of ERISA and Code Section
412; and

                    (vii) the Seller has delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual
Report and the most recent actuarial report of an Employee
Pension Benefit Plan and all related trust agreements, insurance contracts and other funding agreements which implement each such Employee Benefit Plan.

               (b) Except as disclosed in Section 3.16(b) of the Disclosure Schedule, with respect to each Employee Benefit Plan maintained or contributed to by Seller or its ERISA Affiliates (while such entities were ERISA Affiliates of Seller):

                    (i) no such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No Proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer
Plan) has been instituted or threatened;

                    (ii) there have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No Proceeding with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the knowledge of the directors and officers of the Seller, threatened. None of the directors and officers of the Seller has any knowledge of any Basis for any such Proceeding; and

                    (iii) the Seller has not incurred, and none of the directors and officers of the Seller has any reason to expect that the Seller will incur, any Liability to the PBGC (other than PBGC premium payments which are not yet due) or otherwise under Title
IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

               (c) With respect to Employee Benefit Plans maintained by or contributed to by Seller and its ERISA Affiliates, Seller and its ERISA Affiliates (while such entities were ERISA Affiliates of
Seller) do not contribute to, have never contributed to, or have never been required to contribute to any Multiemployer Plan or has no Liability (including withdrawal Liability) under any Multiemployer Plan.

               (d) With respect to Employee Benefit Plans maintained by Seller, except as disclosed in Section 3.16(d) of the Disclosure Schedule, the Seller does not maintain, has never maintained or contributed to, and has never been required to contribute to, any Employee Welfare Benefit Plan providing medical, health or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with Code Section 4980B).

               (e) Except as disclosed in Section 3.16(e) of the Disclosure Schedule, the Seller's and the Parent's execution of this Agreement and performance of the transactions contemplated by the Operative Documents do not and will not constitute an event under any Employee Benefit Plan that will result in any payment
(whether as severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any employee. With respect to Employee Benefit Plans maintained by Seller, no Employee
Benefit Plan provides for "parachute payments" within the meaning of Section 280G of the Code.

               (f)  UK Sub Pensions.

                    (i)  Save for the Schemes, the UK Sub is
neither a party to nor participates in nor contributes to any private scheme, arrangement or agreement (whether legally enforceable or not) for the provision of any pension, retirement, death, incapacity, sickness, disability, accident or other like benefits (including the payment of medical expenses) for any Relevant Employee or for the widow, child or dependant of any Relevant Employee.

                    (ii) To the Knowledge of Seller, the UK Sub
(a) has not given any undertaking or assurance (whether legally enforceable or not) to any Relevant Employee or to any widow, child or dependant of any Relevant Employee as to the introduction, improvement or increase of any benefit of a kind described in Section 3.16(f)(i) above; or (b) is not paying nor has in the last three years paid any benefit of a kind described in (i) above to any Relevant Employee or the widow, child or dependant of any Relevant Employee.

                    (iii) All material details relating to
the Schemes that have been requested by Buyer have been made available to Buyer

                    (iv) Contributions to the Schemes are not paid in arrears and all contributions and other amounts which have fallen due for payment have been paid and no fees, charges or expenses referable to the Schemes for which the UK Sub is or may become liable (whether wholly or in part) have been incurred but not paid and the UK Sub has reimbursed any person who has paid any such fees, costs and expenses if and to the extent that the UK Sub is or may become liable so to do.

                    (v)  The UK Sub has been admitted to
participation in the Schemes; to the Knowledge of Seller, has observed and performed those provisions of the Schemes which apply to it; and may terminate its liability to contribute to the Schemes without notice, without the consent of any person and without further payment.

                    (vi) Except as otherwise provided in this clause (vi), the Schemes provide only money purchase benefits (within the meaning of the Pension Scheme Act of 1993. All benefits (which are not money purchase benefits as aforesaid) payable in the event of death while in employment to which the Schemes relate are insured fully under a policy with an insurance company of good repute and, to the Knowledge of Seller, there are no grounds on which that company might avoid liability under that policy. The Schemes are exempt approved schemes (within the meaning of the Income and Corporation Taxes Act 1988, Section 592), to the Knowledge of Seller, comply with and have at all times been administered in accordance with all applicable laws, regulations and requirements (including those of the Inland Revenue and of trust law).
                    (vii) The trustees of the Schemes are not engaged in any litigation or arbitration proceedings and, to the Knowledge of Seller, no litigation or arbitration proceedings are pending or Threatened by or against the trustees of the Schemes and there are no facts likely to give rise to any litigation or arbitration.

                    (viii) The UK Sub is the only employer for the time being participating in the Schemes. No employer which has previously participated in the Schemes has any claim under the Schemes and, in respect of any such employer, the Schemes has been partially wound up in accordance with its provisions.

                    (ix) In relation to the Schemes or the assets or previous assets thereof, neither the UK Sub nor the trustees or administrator of the Schemes has given an indemnity or guarantee to any person (other than in the case of the UK Sub any general indemnity in favor of the trustees or administrator under the documents governing the Schemes).

     3.17 Environment, Health and Safety.  Except as set forth on
Section 3.17 to the Disclosure Schedule and except for matters that would not have a material adverse effect on the Business:

               (a) The Curtis Parties' officers and directors and the Curtis Parties have complied at all times through the date hereof in all material respects with all Environmental, Health and Safety Laws, and no Proceeding, complaint, claim, demand or notice has been filed or commenced against any of them alleging any failure so to comply. In addition, no notice, request for information, or other inquiry has been received by any of them with respect to any environmental or health and safety matters, and there has been no Threatened Proceeding with respect to any of them under any Environmental, Health and Safety Laws. Without limiting the generality of the preceding sentence, the Curtis Parties have obtained and been in material compliance with all of the terms and conditions of all Government Authorizations which are required under, and have complied in all material respects with all other Legal Requirements which are contained in, all Environmental, Health and Safety Laws.

               (b) None of the Curtis Parties has handled or disposed of any Hazardous Material, arranged for the disposal of any Hazardous Material, exposed any employee or other individual to any substance or condition or owned or operated any property or facility in any manner that could reasonably be expected to form the Basis for any present or future Proceeding against the Seller giving rise to any Liability for any cost of investigation, remediation or other response actions, for damage to any property or natural resources, for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health and Safety Law or under common law.
Without limiting the generality of the foregoing, no release, emission or discharge of any Hazardous Material into the environment has occurred or is currently occurring in connection with the Business, or has occurred at, on, into, under, or having originated at any Facility or property of the Curtis Parties, except for minimal amounts in compliance with Environmental, Health and Safety Laws incident to the ordinary operation of the Business.

     3.18 No Bribes, Illegal Payments. To the Knowledge of the Seller, no officer, partner, employee or agent of the any of the Curtis Parties has directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental employee or other Person who was, is or may be in a position to help or hinder the Curtis Parties, the Business or: (a) which could subject any of the Curtis Parties or the Buyer to any damage or penalty in any Proceeding; or (b) the non-continuation of which in the future could result in a material adverse effect on the business, operations, assets, prospects or condition, financial or otherwise, of the Business or the Buyer. To the Knowledge of the Seller, no officer, partner, employee or agent of any of the Curtis Parties has: (i) established or maintained any unrecorded fund or asset for any purpose; or (ii) made any false entries on any books or records furnished in connection herewith to the Buyer.

     3.19 Compliance with Fictitious Name Statutes. The Seller has complied with all requirements of fictitious name statutes in all jurisdictions in which it conducts business, except where the failure to so comply would not have a material adverse effect.
All of the fictitious name filings of the Seller are listed in
Section 3.19 of the Disclosure Schedule attached hereto.

     3.20 Trade Payables. At the Closing, the Seller shall provide the Buyer with a true and complete listing of all of the known outstanding trade payables and accrued expenses of the Curtis Parties relating to the Business and incurred in the Ordinary Course of Business (the "Pre-Closing Payables"), identifying the amount of Pre-Closing Payables as of a date not more than ten
(10) days prior to the Closing Date.

     3.21 Brokers' Fees. Except for fees payable to Brown, Gibbons, Lang & Company, which fees shall be the responsibility of the Seller, the Seller has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by the Operative Documents, and there are no such fees or commissions incurred by or on behalf of the Seller for which the Buyer could become liable or obligated.

     3.22 Year 2000 Compliance. To the Knowledge of the Seller, all material items, products, software, components and systems used in the operation of the Business, which incorporate the processing of dates or date-related data (including, but not limited to, representing, calculating, comparing and sequencing), including, but not limited to, computer systems, infrastructure items, software applications, hardware and related equipment and utilities are currently Y2K-Compliant.

     3.23 Transactions with Affiliates; Conflicts of Interest. Except as set forth in Section 3.23 of the Disclosure Schedule, to the Knowledge of Seller, no (a) director, officer, employee or stockholder of any of the Curtis Parties or the Parent or their respective Affiliates, nor (b) to the Seller's and the Parent's Knowledge, any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, is an officer, director, trustee, partner or holder of more than five percent (5%) of the outstanding capital stock, is a party to any transaction with any of the Curtis Parties, including any contract agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to, any such person or firm. To the Seller's and the Parent's Knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation which competes with the Curtis Parties, except that employees, officers, directors and stockholders of the Seller, and their families, may own stock in a publicly traded company that competes with the Curtis Parties, provided such stock ownership does not exceed five percent (5%) of the issued and outstanding capital stock of such competing company. For purposes of this Agreement, a company shall be considered to be "competing" if it engages in any business that is similar to the Business as of the date of this Agreement.

     3.24 Promotional Programs. A complete description of the Curtis Parties' promotional programs including a summary of the constituent components and eligible participants is set forth on
Section 3.24 of the Disclosure Schedule.

     3.25 Investment Canada Act. The Canadian Sub does not provide "transportation services" or "financial services" and is not a "cultural business" within the meaning of the Investment Canada
Act.

     3.26 Competition Act (Canada). The Curtis Parties do not have assets in Canada that exceed in the aggregate, Cdn.$35 million in aggregate value and do not have gross revenues from sales in, from, or into Canada, that exceed, in the aggregate, Cdn.$35 million in value, determined for purposes of and in the manner prescribed by the Competition Act (Canada).

                            ARTICLE 4

           REPRESENTATIONS AND WARRANTIES OF THE BUYER

     As a material inducement to the Seller and the Parent to enter into this Agreement and to consummate the transactions contemplated hereunder and thereunder, the Buyer represents and warrants to the Seller and the Parent that each of the statements contained in this Article 4 (and in the applicable Sections of the Disclosure Schedule) is true and correct as of the date of this Agreement and will be true and correct at and as of the Closing.

     4.1 Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power and authority to carry on its business as it is now being conducted.

     4.2 Authorization of Transaction. The execution, delivery and performance of the Operative Documents by the Buyer and the performance by the Buyer of the transactions contemplated thereby shall have been duly authorized and approved by all necessary corporate proceedings of the Buyer as of the Closing Date. This Agreement has been duly executed and delivered by the Buyer and constitutes a valid and binding agreement of the Buyer, enforceable against the Buyer in accordance with its terms subject to applicable bankruptcy, insolvency and other laws affecting creditors' rights generally, public policy and equitable principles generally. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver the Operative Documents and to perform its obligations thereunder.

     4.3 Noncontravention. The execution and delivery of the Operative Documents by the Buyer, and the consummation of the transactions contemplated thereby (including the assignments and assumptions referred to in Article 2 above), (a) will not violate any provision of the Certificate of Incorporation or Bylaws of the Buyer, (b) will not violate any statute, rule, regulation, order or decree of any Governmental Body by which the Buyer or any of its properties or assets is bound, and (c) will not result in a violation or breach of, or constitute a default under, any license, franchise, permit, indenture, agreement or other instrument to which the Buyer is a party, or by which the Buyer or any of its properties or assets is bound, excluding from the foregoing clauses (b) and (c) violations, breaches or defaults which, either individually or in the aggregate, would not prevent the Buyer from performing its obligations under the Operative Documents or consummation of the transactions contemplated thereby. Except as set forth in
Section 4.3 of the Disclosure Schedule, the Buyer does not need to give any notice to, make any filing with, or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of the transactions contemplated hereby and by the Operative Documents. Except for filings required under the HSR Act, the Buyer is not and will not be required to make any filing or registration with, or obtain any Consent from, any Person in connection with the execution and delivery of this Agreement and the consummation or performance of the transactions contemplated hereby and by the Operative Documents.

     4.4 Proceedings. There is no Proceeding pending or, to the Knowledge of the Buyer, Threatened against the Buyer, that would have a material adverse effect on the Buyer's ability to perform its obligations under the Operative Documents.

     4.5 Brokers or Finders. No agent, broker or Person acting on behalf of the Buyer is, or will be, entitled to any commission or broker's or finder's fee from any of the Parties or their Affiliates in connection with any of the transactions contemplated by the Operative Documents.

                            ARTICLE 5

                      PRE-CLOSING COVENANTS

     The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing (except with respect to the final clause of Section 5.2, which shall survive the Closing):

     5.1 General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by the Operative Documents (including satisfaction, but not waiver, of the Closing conditions set forth in Article 7 below).

     5.2 Notices and Consents; Governmental Authorizations. The Seller will give any notices to third parties, and will use its best efforts to obtain any Consents and non-disturbance agreements that the Buyer reasonably may request in connection with the matters referred to in Section 3.3 above and/or to effect transfers of the Assumed Contracts or the leases or subleases referred to in Section 3.9(a) of the Disclosure Schedule. Subject to the Buyer's right to require that all Consents be delivered as a condition to Closing, if a Consent is not obtained with respect to any such contract or agreement, the Seller will use, and will cause the Curtis Subsidiaries to use, their commercially reasonable efforts to continue to maintain in effect such contract or agreement and will otherwise assist the Buyer with respect to the transfer of any claims or rights thereunder. Each of the Parties will give any required notices, make any filings with, and use its reasonable best efforts to obtain any Governmental Authorizations in connection with the matters referred to in Sections 3.3, 3.11 and 4.3 above; provided, that at any time and from time to time after the Closing, to the extent that any contract or agreement may not effectively be assigned to the Buyer, the Seller hereby covenants and agrees to perform and enforce such contract or agreement or portion thereof for the benefit of the Buyer, at the Buyer's request and sole expense.

     5.3 Operation of Business. The Seller will not, and it will not allow the Curtis Subsidiaries to, engage in any practice, take any action, or enter into any transaction outside the Ordinary
Course of Business without obtaining the prior written consent of the Buyer. Without limiting the generality of the foregoing, the Seller will not: (a) declare, set aside or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase or otherwise acquire any of its capital stock;
or (b) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 3.5 above; notwithstanding anything else provided herein, Seller shall be entitled to retain all Cash held by the U.K Subsidiary or the Canadian Subsidiary and it shall not constitute a violation of the covenants set forth in Article V hereto to transfer cash to Buyer from either such subsidiary (i) in satisfaction of any intercompany account payable of either such subsidiary, (ii) as a distribution, or (iii) otherwise.

     5.4 Preservation of Business. The Seller will use its best efforts to keep the Business and properties substantially intact, including the Curtis Parties' present operations, physical facilities, goodwill, working conditions and relationships with lessors, licensors, suppliers, customers and employees.

     5.5 Full Access. Until termination of this Agreement or Closing pursuant to the terms hereof, the Seller will permit representatives of the Buyer to have reasonable access during normal business hours and upon reasonable notice, and in a manner so as not to interfere with the normal business operations of the Seller, to all premises, properties, personnel, books, records (including Tax records), contracts and documents of or pertaining to the Business or the Curtis Parties.

     5.6 Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Article 3 and Article 4, as the case may be. No disclosure by any Party pursuant to this Section 5.6, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

     5.7 Exclusivity. Until termination of this Agreement or Closing pursuant to the terms hereof, the Seller will not: (a) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of any of the Business or the Curtis Parties (including any acquisition structured as a merger, consolidation or share exchange); or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek to do any of the foregoing.

     5.8 Resignations. Seller will obtain resignations effective as of the Closing of the officers and directors of the Curtis
Parties specified by Buyer.

                            ARTICLE 6

               COVENANTS WHICH SURVIVE THE CLOSING

     6.1 Confidentiality Covenant. Except as set forth below, neither the Seller, the Curtis Subsidiaries or the Parent, on the one hand, nor the Buyer, on the other hand, nor any of their respective Affiliates, shall at any time from and after the execution of this Agreement, directly or indirectly, without the prior written consent of the other Party, disclose or use, in any way harmful to the business, operations, assets, prospects or condition of the Business, the other Party or any of its Affiliates, or otherwise contrary to the interests of such other Party or its Affiliates, any information involving or relating to the other Party or any of its Affiliates or any business, venture or other activity of such other Party, past, present or future, actual or prospective; provided, however, that such information shall not include any information known generally to the public (other than as a result of disclosure in violation hereof by a Party or any of its Affiliates), or disclosed to such Party on a nonconfidential basis from a third party, provided, that such third party is not bound by a confidentiality agreement with or other obligation of confidentiality or secrecy with respect to such information under an agreement or applicable law, and further provided, that the Parties and their Affiliates may disclose such confidential information to their respective advisors who shall be bound by the provisions of this Section
6.1.  Notwithstanding the foregoing, the provisions of this
Section 6.1 shall not prohibit any disclosure required by law in connection with any judicial or administrative proceeding or inquiry. This Section 6.1 shall survive the Closing or termination of this Agreement for any reason whatsoever; provided, however, that this Section 6.1 shall not prevent the Buyer and its Affiliates from using confidential information relating to the Acquired Assets, the Business and/or the Curtis Parties from and after the Closing in connection with the operation of the Business and the Acquired Assets.

     6.2 Non-Competition and Non-Solicitation Covenants. The Seller, for itself and the Curtis Subsidiaries, hereby acknowledges that the success of the business of the Buyer (including, without limitation, after giving effect at the Closing to the sale and transfer to the Buyer of the Acquired Assets) depends, among other things, upon the absence of competition from the Curtis
Parties, the Parent and their respective Affiliates, and the continued preservation of the confidentiality of certain information acquired from the Curtis Parties, the Parent and their respective Affiliates pursuant to Section 6.1. Each of the Seller and the Parent hereby further acknowledges that an absence of such competition and the preservation of the confidentiality of such information is an essential premise of the bargain by and among the Parties, and that the Buyer would be unwilling to enter into the Operative Documents in the absence of this Section 6.2. Accordingly, commencing on the Closing Date and continuing for a period of two (2) years, the Parties agree to the following:

               (a) Except as set forth on Section 6.2(a)(i) of the Disclosure Schedule, none of the Seller, the Parent or their stockholders shall, directly or indirectly, own, manage, operate, control or participate in any manner in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director, consultant, agent or otherwise with, or have any financial interest in, or aid or assist anyone else in any business that is a direct competitor of the Business (taking into consideration products, markets and distribution methods and channels to customers), as conducted by Seller prior to the Closing.

               (b) Except with the Buyer's prior written consent, none of the Seller, the Parent or their stockholders or corporate Affiliates shall, directly or indirectly, recruit, employ as a result of any such recruitment, or otherwise seek to induce by any means any person who was employed by any of the Curtis Parties within six months preceding the Closing Date to terminate his or her employment, to violate any agreement with or duty to the Buyer or any Affiliate of the Buyer, or to hire any such employee.

               (c) None of the Curtis Parties, the Parent or their Affiliates shall, directly or indirectly, solicit or encourage any Person who is a client of the Business to terminate its relationship with the Business.

               (d) Enforcement. The Parties acknowledge and agree that, because legal remedies may be inadequate in the event of a breach of, or other failure to perform, any of the covenants and obligations set forth in this Section 6.2, the non-breaching
Party may, in addition to obtaining any damages available to it, enforce this Section 6.2 by injunction and other equitable remedies. The Seller and the Parent also acknowledge and agree that no breach by a Party of, or other failure by such Party to perform, any of its covenants and obligations under any of the Operative Documents or otherwise shall relieve the other Party of any of its obligations under this Section 6.2.

               (e) Severability; Etc. The Parties agree that the provisions set forth in this Section 6.2, including without limitation as to duration and geographic scope, are reasonable to protect the legitimate interests of the Buyer and the goodwill associated with the Business prior to the Closing. The provisions of this
Section 6.2 are severable, and in the event that any provision hereof should, for any reason, be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof, and such invalid or unenforceable provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

     6.3  Prorations and Adjustments.

               (a) Real Estate Taxes. Real estate taxes and assessments shall be the responsibility of Buyer and shall not be prorated as of the Closing Date.

               (c) The Seller's Accrual of Certain Employee Benefit Obligations on or Before the Closing Date. On the Closing Balance Sheet, Seller shall fully accrue for all vested and accrued employee vacation, holiday pay, sick leave and like expense for the Seller's employees through the Closing Date.

               (c)  Survival at Closing.  The provisions of this
Section 6.3 shall survive the Closing for twelve (12) months.

     6.4 Further Assurances. Each of the Parties hereto, upon the request from time to time of the other Party hereto and without further consideration, will do each and every act and thing as may be necessary or reasonably requested to consummate the transactions contemplated hereby (including, without limitation, the orderly transfer to the Buyer of the Acquired Assets and assumption by the Buyer of the Assumed Liabilities), including without limitation: (i) executing, acknowledging and delivering assurances, assignments and other documents and instruments, furnishing information and copies of documents, books and records (including without limitation tax records); (ii) filing reports, returns, applications, filings and other documents and instruments with governmental authorities; (iii) taking such steps as shall be necessary to enter the Buyer upon the books of the Canadian Sub as the holder of all of the issued and outstanding capital stock of the Canadian Sub and to issue stock certificates to the Buyer representing such shares; and (iv) cooperating with each other party hereto in exercising any right or pursuing any claim, whether by litigation or otherwise, other than rights and claims running against the party from whom or which such cooperation is requested. This Section 6.4 shall survive the Closing for an unlimited period of time.

     6.5 Disclosure of Breach or Futility. If, prior to Closing, any Party acquires knowledge of: (a) a material misrepresentation or material breach by any other Party; or (b) an event, occurrence or circumstance making satisfaction of a condition in Section 7.1 or 7.2 hereof unlikely, the Party acquiring such knowledge shall give prompt written notice thereof to each other Party in sufficient detail to permit a reasonable analysis thereof. Any due diligence undertaken by the Buyer hereunder shall not diminish the Buyer's right to rely upon the representations, warranties and agreements of the Seller and the Parent in this Agreement.

     6.6 Transition Services. During the sixty (60) day period following the Closing, the Seller and the Parent shall work with the Buyer to develop mutually agreeable arrangements with respect to transition services for the benefit of the Buyer, such transition services, if any, to be made available to the Buyer throughout the twelve (12) month period immediately following the Closing.

     6.7  Offers of Employment; Employee Plan Matters.

               (a) The Buyer shall offer employment, commencing on the Closing Date, to all employees of the Curtis Parties, such employment offers to include no less base compensation and other compensation and benefits in the aggregate not less favorable than the compensation and benefits provided by the Curtis Parties immediately prior to the Closing. In addition, Buyer shall offer employment to A. Keith Drewett and Idelle K. Wolf under employment agreements that are no less favorable in the aggregate than their employment agreements respectively dated July 2, 1998 and July 20, 1998. With respect to each employee who accepts employment with Buyer as of the Closing, Buyer shall adopt a severance pay plan or arrangement that is identical to the severance pay plan or arrangement which was provided by the Curtis Parties to such employee on the Closing Date. Such severance pay plan or arrangements shall include, without limitation, the Curtis Industries, Inc. Severance Pay Plan for Certain Executive Employees, the Curtis Industries, Inc. Severance Benefit Plan for Certain

Executive Employees, the Curtis Industries, Inc. Severance Pay Benefit Plan for Landerhaven Headquarters Employees (exempt and non-exempt), and the severance pay provisions of paragraph 4 of the employment agreements with A. Keith Drewett (dated July 2,
1998) and Idelle K. Wolf (dated July 20, 1998). After the Closing Date, Buyer may amend or terminate any of the aforementioned compensation arrangements, plans and benefits in accordance with their respective terms and applicable law. Buyer shall assume, and Seller shall have no liability for, any termination liability under the Worker Adjustment and Retraining Notification ACT of 1988 ("WARN") in connection with the transactions contemplated hereunder, any severance pay or any other liability with respect to the employees of the Curtis Parties. The Curtis Parties shall not attempt to retain any of the employees to whom the Buyer has offered employment or in any way interfere with the Buyer's attempts to employ such individuals. Buyer agrees that the health plan coverage to be afforded to those employees of the Seller who accept employment with the Buyer shall be coverage that, pursuant to Section 602(2)(D)(i) of ERISA, terminates any continuation coverage rights such employees might otherwise have under the COBRA health continuation of coverage provisions (hereinafter referred to as the "COBRA Provisions") contained in Section 4980(f) of the Code and in Section 601 through 608 of ERISA as a result of the termination of their employment with the Seller.

               (b)  Buyer shall assume Seller's existing
obligation to provide deferred compensation payments pursuant to the terms of the Deferred Compensation Agreements with Certain Former Executives and the Supplemental Executive Retirement Plan, each as disclosed in Section 3.16 of the Disclosure Schedule. Buyer shall assume Seller's existing obligation to provide retiree medical and retiree life insurance benefits pursuant to the terms of the Postretirement Benefit Plan for Certain Former UAW Manufacturing and Executive Employees.

               (c) Buyer shall assume sponsorship of, and all of the Seller's existing obligations to provide deferred compensation payment pursuant to, the Area Manager Deferred Compensation Plan (the "Area Manager Plan"). At the Closing (to the extent cash had been funded in the applicable bank account), Seller shall transfer to Buyer in cash an amount equal to the amount funded in any applicable bank accounts relating to deferred compensation payments under the Area Manager Plan, determined as of the Closing Date. After the Closing Date, with respect to the Area Manager Plan, Buyer shall be solely responsible for (i) satisfying all obligations with respect to such plan, (ii) maintaining such plan, including, without limitation, amending such plan to the extent required to comply with applicable law, and (iii) all reporting and disclosure requirements with due dates after the Closing Date. After the Closing Date, Buyer may amend or terminate the Area Manager Plan in accordance with its terms and applicable law.

               (d) Buyer shall become the sponsoring employer of the Curtis Industries, Inc. UAW Retirement Income Plan (the "UAW Plan"). Accordingly, the UAW Plan shall be amended to substitute Buyer as the sponsoring employer of the plan and, to the extent applicable, any trust or other funding arrangement for such plan shall be likewise amended, effective as of the Closing Date.
After the Closing Date, with respect to the UAW Plan, the Buyer shall be solely responsible for (i) making all required contributions to, and otherwise providing funding for, all benefits accrued under the plan, (ii) the maintenance of such plan, including, without limitation, amendment of such plan to comply with the requirements of

Section 401(a) of the Code, (iii) and all reporting and disclosure requirements with due dates after the Closing Date, and (iv) any liability due with respect to any termination of such plan. After the Closing Date, Buyer may amend or terminate the UAW Plan in accordance with its terms and applicable law.

               (e) Buyer shall become the sponsoring employer of the Curtis Industries, Inc. 401(k) Retirement Savings Plan (the "401(k) Plan"). Accordingly, the 401(k) Plan shall be amended to substitute Buyer as the sponsoring employer of the plan and, to the extent applicable, any trust or other funding arrangement for such plan shall be likewise amended, effective as of the Closing Date. Seller shall accrue on the Closing Balance Sheet, all amounts attributable to salary deferrals of its employees made under the 401(k) Plan prior to the Closing Date, and any employer matching contributions required to be contributed to the plan as a result of such salary deferrals. After the Closing Date, with respect to the 401(k) Plan, Buyer shall be solely responsible for
(i) making all required contributions to, and otherwise providing funding for, all benefits accrued under the plan, (ii) maintenance of the plan, including, without limitation, amendment of such plan to comply with the requirements of Section 401(a) of the Code, and (iii) all reporting and disclosure requirements with due dates after the Closing Date. After the Closing Date, Buyer may amend or terminate the 401(k) Plan in accordance with its terms and applicable law.

               (f) Buyer shall become the sponsoring employer of the following welfare benefit plans and/or programs of Curtis Industries, Inc.:
                    a.   The Group Insurance Plan, including:
                         (i)  The Kaiser Foundation Health Plan
                              of Ohio,
                         (ii) The Kaiser Foundation Health Plan
                              of Hawaii
                         (iii)The Kaiser Foundation Health Plan
                              of Atlanta
                         (iv) The self-insured group health plan
                              of Curtis Industries, Inc.
                              maintained with The TPA, Inc. as
                              third party administrator and
                              aggregate and specific stop-loss
                              insurance coverage through John
                              Alden Life Insurance Company.
                    b.   The Dental Insurance Plan maintained
                         with Union Fidelity Insurance Co.
                    c.   The Life Insurance Plans maintained with
                         (i)  Life Insurance Company of North
                              America,
                         (ii) CNA Life Insurance Co., and
                         (iii)UNUM Life Insurance Co. of America.
                    d. The Long-Term Disability Plan maintained with UNUM Life Insurance Company of America, the Contributory Long Term Disability Plan maintained with Paul Revere Insurance Company, and the Short Term Disability Plan.
                    e.   The Group Travel Accident Insurance
                         Program.
                    f.   The Personal Accident Insurance Plan.
                    g.   The Educational Assistance Plan.
                    h.   The Section 125 Plan.

               Each of the foregoing plans is referred to herein as the "Assumed Welfare Plans". Each of the Assumed Welfare Plans shall be amended to substitute Buyer as the sponsoring employer of the plan and, to the extent applicable, a likewise amendment shall be made to any insurance contract, trust, third party administrator contract, or other funding arrangement for such plans, effective as of the Closing Date. Seller shall pay all premiums due under insurance contracts maintained with respect to the Assumed Welfare Plans, for premium due dates prior to the Closing Date. All employee contributions for coverage under an Assumed Welfare Plan which are deducted from employee paychecks prior to the Closing Date, shall, in accordance with the applicable plan, be applied toward the purchase of insurance prior to the Closing Date or held under the self-insured health care plan and/or Section 125 Plan, and transferred to Buyer as part of Buyer's assumption of such plans. After the Closing Date, with respect to the Assumed Welfare Plans, Buyer shall be solely responsible for (i) making all required premium payments to, and for otherwise providing funding for, all benefits due under such plans, (ii) the maintenance of such plans, including, without limitation, amendment of such plans to comply with the requirements of applicable law, (iii) all reporting and disclosure requirements with due dates after the Closing Date, and (iv) any obligations of such plans relating to Part 6 of Subtitle B of Title I of ERISA (including obligations arising prior to the Closing Date). After the Closing Date, Buyer may amend or terminate the Assumed Welfare Plans in accordance with their terms and applicable law.

     6.8 Post-Closing Retention of Records. For a period of not less than four (4) years after the Closing Date, the Buyer shall preserve and retain all corporate, accounting, legal, auditing and other books and records pertaining to the Acquired Assets; provided, however, such four (4) year period shall be extended in the event that any Proceeding has been commenced or is pending or Threatened at the expiration of such four (4) year period and such extension shall continue until any such Proceeding has been settled or resolved with finality or is no longer pending or Threatened. Notwithstanding the foregoing, the Buyer may discard or destroy any of such books and records prior to the end of such four (4) year period or period of extension if the Buyer has given the Seller at least sixty (60) days prior written notice of the Buyer's intent to discard or destroy such books and records and has given the Seller the opportunity to take possession of any or all of such books and records within said sixty (60) day period. The Buyer shall afford the Seller and its representatives reasonable access during normal business hours to, and the right to make copies of, all such books and records, for any legitimate purpose (including, without limitation, in connection with the preparation, documentation and/or handling of any financial statements, tax returns, tax audits, reports to governmental or regulatory agencies, litigation, disputes, claims or controversies).

     6.9 Use of Trade Names. Except as set forth on Section 6.9 of the Disclosure Schedule, the Seller agrees that, from and after the Closing, it will not use the corporate identities and Trade Names or any variation or variations thereof on any item disseminated to the public. From and after the Closing, the Buyer and its Affiliates shall have the exclusive right to use the Trade Names in connection with the Business. Effective as soon as practicable following the Closing, the Parent, in its capacity as the sole shareholder of the Seller, shall cause the Seller to take all necessary action to change the corporate, assumed and trade names of the Seller in its state of incorporation and in all states in which it is authorized to transact business on the Closing Date to a name that does not contain any words similar or reasonably likely to be confused with any words in the "Curtis Industries, Inc." name or any use by the Buyer thereof and shall thereupon cease all use of such name. This Section 6.9 shall survive the Closing for an unlimited period of time.

     6.10 Transfer of Sponsorship of Certain Employee Benefits Plans. Prior to the Closing, the Curtis Parties shall have adopted resolutions in form and substance reasonably satisfactory to the Buyer to effect the transfer to the Buyer of the sponsorship of those Employee Benefits Plans set forth on Section 6.10 of the Disclosure Schedule.

     6.11 Enforcement of Confidentiality Agreements. Section 6.11 of the Disclosure Schedule, which shall be delivered at Closing, sets forth each confidentiality agreement or portion thereof running in favor of the Seller in respect of the Business and/or the Acquired Assets (unless such agreement may not be disclosed pursuant to its term). The Seller shall assign to the Buyer each confidentiality agreement or portion thereof running in favor of the Seller in respect of the Business and/or the Acquired Assets; PROVIDED, that at any time and from time to time after the Closing, to the extent that any such confidentiality agreement may not effectively be assigned to the Buyer, the Seller hereby covenants and agrees to enforce such non-assignable confidentiality agreement or portion thereof for the benefit of the Buyer, at the Buyer's request and sole expense.

     6.12 Canadian Sub Clearance Certificate. In the event that the Buyer is obligated to remit tax on behalf of the Seller pursuant to Section 116(5) of the ITA, (i) the Buyer undertakes to remit the amount payable under Section 116(5) of the ITA to the Receiver General of Canada, on, but not before, the 30th day of the month following in the month in which the Buyer acquires the shares of the Canadian Sub and to obtain a receipt for such payment. If the Buyer fails to remit as and when required by
Section 116(5) of the ITA, any liability arising as a result of such failure to comply, is and remains the sole responsibility of the Buyer and (ii) the Seller agrees to forthwith reimburse to the Buyer any amounts paid by the Buyer on account of the Seller's tax pursuant to Section 116(5) of the ITA and this
Section 2.5(l)(i), upon receiving the payment receipt from the Buyer.

     6.13 Post Closing Tax Payments. If, during the five years following the Closing Date, any portion of the management fee payments made in any taxable year that began before the Closing by the U.K. Sub are disallowed for United Kingdom corporation tax purposes or are treated as dividends for United Kingdom income tax purposes, or any portion of the management fee payments made in any taxable year that began before the Closing by the Canadian Sub are disallowed for Canadian income tax purposes or are treated as dividends for Canadian income tax purposes, the U.K. Sub (or any successor thereto) or the Canadian Sub (or any successor thereto) is required to pay Tax on such disallowed amounts, and Parent or its stockholder may amend any of their United States federal income tax returns to take a credit for any foreign taxes paid or to treat under Revenue Procedure 99-32, 1999-34 I.R.B. 296, the disallowed portion of such management fee payments as a loan or advance, then Parent will promptly remit to BGI the actual tax benefit that would be available to Parent or its stockholder from such amendment. Parent agrees that it will cooperate reasonably with Buyer, at Buyer's expense, in seeking relief under the competent authority provisions of the income tax convention between the United States and the United Kingdom or the income tax convention between the United States and Canada. Parent shall not be required to pay any amount to the U.K. Sub (or any successor thereto) or the Canadian Sub (or any successor thereto) pursuant to Revenue Procedure 99-32, unless Buyer pays an equal amount to Parent (as additional consideration for the stock of the U.K. Sub or the Canadian Sub). If Parent or its stockholder files any amendments to its Tax Returns and any tax credit claimed is disallowed, BGI will remit to Seller the amount relating to the tax credit previously paid to BGI.


                            ARTICLE 7

                CONDITIONS TO OBLIGATION TO CLOSE

     7.1 Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (a) The representations and warranties set forth in Article 3 above shall be true and correct in all material respects at and as of the Closing Date as if made on the Closing Date.

               (b) The Seller shall have performed and complied with all of its respective covenants hereunder in all material respects to be performed on or prior to the Closing.

               (c) The Seller shall have procured all third party consents specified in Section 5.2 above.

               (d) The Parties shall have procured with finality all Governmental Authorizations necessary or appropriate (i) for the continued operation of the Business by the Buyer, on the same basis as the Curtis Parties are currently operating the same, without the imposition of materially adverse conditions on the Business or the Acquired Assets; and (ii) for the consummation of the transactions contemplated by the Operative Documents. All notification filings required to be made under the HSR Act shall have been made, all applicable waiting periods thereunder shall have expired or been terminated without any request from any appropriate Governmental Body for additional information or, if additional information has been requested, all applicable extended waiting periods shall have expired; provided, however, that the Buyer may not rely on the condition set forth in this
Section 7.1(d) if the failure to obtain the requisite approvals or clearances under the HSR Act is a result of the Buyer's failure to take all necessary action in accordance with Section
6.4 above.

               (e) No material adverse change in the operation of the Business shall have occurred after the Effective Date and no fact shall have arisen which has or reasonably could be expected to have a material adverse effect on the Acquired Assets or on the Business. Without limiting the generality of the foregoing, for purposes of this Section 7.1(e), the termination by any employee, customer or vendor (other than those vendors identified on Section 7.1(e) of the Disclosure Schedule) of his, her or its relationship with any of the Curtis Parties shall not be deemed to constitute a material adverse change in the operation of the Business.

               (f) No Proceeding shall be pending or Threatened wherein an unfavorable injunction, judgment, order, decree, ruling or charge would: (i) prevent
                              -46-
consummation of any of the transactions contemplated by this Agreement; (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; or (iii) affect adversely the right of the Buyer to own the Acquired
Assets and to operate the Business (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).

               (g) The Seller shall have paid and discharged in full all indebtedness and removed all liens in any way affecting the Acquired Assets, except for such liens as are expressly assumed by the Buyer as more particularly set forth on Section 2.2(b) of the Disclosure Schedule hereto.

               (h) The Seller shall have delivered to the Buyer a certificate signed by an authorized officer of the Seller dated the Closing Date to the effect that each of the conditions specified in Subsections 7.1(a)-(h) have been satisfied in all respects.

               (i) The Buyer shall have received from counsel to the Seller the opinion required pursuant to Section 2.5(h) above.

                    The Buyer may waive any condition specified in this Section 7.1 if it executes a writing so stating at or prior to the Closing.

     7.2 Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (a) The representations and warranties set forth in Article 4 above shall be true and correct in all material respects at and as of the Closing Date as if made on the Closing Date.

               (b) The Buyer shall have performed and complied with all of its covenants hereunder in all material respects required to be performed on or prior to the Closing.

               (c) No Proceeding shall be pending or Threatened wherein an unfavorable injunction, judgment, order, decree, ruling or charge would: (i) prevent consummation of any of the transactions contemplated by this Agreement; or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).

               (d) The Buyer shall have delivered to the Seller a certificate signed by an authorized officer of the Buyer to the effect that each of the conditions specified in subsections 7.2(a)-(c) has been satisfied in all respects.

                    The Seller may waive any condition specified in this Section 7.2 if it executes a writing so stating at or prior to the Closing.

                            ARTICLE 8

                           TERMINATION

     8.1 Termination of Agreement. The Parties may terminate this Agreement as expressly provided below:

               (a) The Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing.

               (b) The Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing: (i) in the event the Seller has breached any representation, warranty or covenant contained in this Agreement in any material respect; or
(ii) if the Closing shall not have occurred on or before the Closing Date, by reason of the failure of any condition precedent under Section 7.1 hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty or covenant contained in this Agreement), and in the case of either
(i) or (ii), the Buyer has given written notice to the Seller of such breach or failure and the Seller shall not have cured such breach or failure within fifteen (15) days.

               (c) The Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing: (i) in the event the Buyer has breached any representation, warranty or covenant contained in this Agreement in any material respect; or
(ii) if the Closing shall not have occurred on or before the Closing Date, by reason of the failure of any condition precedent under Section 7.2 hereof including, without limitation, payment of the Purchase Price (unless the failure results primarily from the Seller breaching any representation, warranty or covenant contained in this Agreement) and in the case of either (i) or
(ii), the Seller has given written notice to the Buyer of such breach or failure and, except with respect to payment of the Purchase Price, the Buyer shall not have cured such breach or failure within fifteen (15) days.

     8.2 Effect of Termination. Each Party's right of termination under Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not constitute an election of remedies. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the Parties under this Agreement will terminate except that the obligations in Section 6.1 (Confidentiality),
Section 10.1 (Press Releases) and Section 10.11 (Expenses) will survive; provided, however, that if this Agreement is terminated by a Party because one or more conditions to the terminating Party's obligations under this Agreement is not satisfied as a result of the other Party's failure to comply with its obligations under this Agreement, the terminating Party's right to pursue all legal remedies will survive such termination unimpaired.

                            ARTICLE 9

                         INDEMNIFICATION

     9.1 Survival of Representations. Unless specifically otherwise provided, the Parties agree that all representations, warranties and covenants made in the Operative Documents shall survive for a period of twelve (12) months after the Closing
Date and shall not be extinguished by the Closing or any investigation made by or on behalf of any party hereto. Notwithstanding the foregoing, the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.7(b), 3.7(c), 3.7(d),
3.9(a), 3.9(c), 3.9(g), 3.10(a), 3.21, 4.1, 4.2, 4.3, 4.5, and
9.2(b) shall survive indefinitely. Also notwithstanding the foregoing, any representation, warranty or covenant for which a timely action, proceeding or claim is made pursuant to the provisions of this Article IX shall survive beyond such twelve
(12) month period until any such action, proceeding or claim is finally determined and paid in full.

     9.2  Indemnification of the Buyer.

               (a) General Indemnification. The Seller and the Parent agree, jointly and severally, to indemnify and hold harmless the Buyer and its Affiliates and their respective directors, officers and employees (the "Buyer Indemnitees") from and against (A) any and all payments, damages, claims, demands, losses, expenses, costs, obligations and liabilities, including reasonable attorneys' fees, but excluding lost profits and consequential damages
(collectively, "Damages"), which may be asserted against or sustained or incurred by the Buyer Indemnitees in connection with, arising out of or related to (i) any inaccuracy in, misrepresentation, breach or alleged breach of any of the representations, warranties, agreements, commitments, obligations, covenants or conditions made by the Seller or the Parent hereunder; (ii) the Excluded Liabilities; (iii) the failure of the transfer and assignment of the Acquired Assets from the Seller to the Buyer to cause the Buyer to acquire such title to the Acquired Assets as is represented and warranted by the Seller in this Agreement and the Disclosure Schedule, unless such failure is caused by the action of the Buyer; and (iv) any breach of any obligation arising under the Assumed Contracts on or prior to the Closing Date; and (B) any and all costs and expenses (including, but not limited to, reasonable legal expenses) incurred by the Buyer Indemnitees in connection with the enforcement of their respective rights hereunder. To the full extent permitted by law, the Seller and the Parent covenant on behalf of themselves and their Affiliates not to sue any of the Buyer Indemnitees regarding any matters referenced in this
Section 9.2. Notwithstanding the foregoing, the Seller and its Affiliates shall have the right to enforce the performance of the Buyer's covenants and obligations set forth in this Agreement or the other agreements contemplated hereby, to the extent that the Seller or its Affiliate is a party thereto or otherwise entitled to the benefits thereunder.

               (b) Environmental Indemnification. Notwithstanding anything to the contrary in this Agreement, the Seller and the Parent agree, jointly and severally, to indemnify and hold harmless the Buyer
Indemnitees, without duplication, from and against all Damages
(including, without limitation, all reasonable costs and expenses of investigation by engineers, environmental consultants and similar technical personnel), whether accrued, contingent, absolute, determined, determinable or otherwise, incurred or suffered by the Buyer Indemnitees or any of them arising out of or in connection with any fact, condition or circumstance listed in Section 9.2(b) of the Disclosure Schedule that constitutes a Liability under any Environmental, Health and Safety Laws as of the Closing Date.

     9.3 Indemnification of the Seller. The Buyer agrees to indemnify and hold harmless the Curtis Parties and their Affiliates and their respective directors, officers and employees (the "Seller Indemnitees") from and against (A) any and all Damages which may be asserted against or sustained or incurred by the Seller Indemnitees in connection with, arising out of or related to: (i) the Assumed Liabilities;
(ii) any inaccuracy in, misrepresentation, breach or alleged breach of any of the representations, warranties, agreements, commitments, obligations, covenants or conditions made by the Buyer hereunder; or (iii) the operation of the Business following the Closing, except with respect to any Excluded Liabilities, and
(B) any and all costs and expenses (including, but not limited to, reasonable legal expenses) incurred by the Seller Indemnitees in connection with the enforcement of their respective rights hereunder. To the full extent permitted by law, the Buyer covenants on behalf of itself and its Affiliates not to sue any of the Seller Indemnitees regarding any matters referenced in this Section 9.3. Notwithstanding the foregoing, the Buyer and its Affiliates shall have the right to enforce the performance of the Parent's and Seller's covenants and obligations set forth in this Agreement or the other agreements contemplated hereby, to the extent that the Buyer or its Affiliate is a party thereto or otherwise entitled to the benefits thereunder.

     9.4 Procedure for Indemnification. Any party making a claim for indemnification hereunder (the "Indemnitee") shall promptly notify the indemnifying party (the "Indemnifying Party") of the claim in writing, describing the claim, the amount thereof, and the basis therefor. The Indemnifying Party shall respond to each such claim within thirty (30) days of receipt of such notice. No action shall be taken pursuant to the provisions of this Agreement or otherwise by the Indemnitee until the later of (a) the expiration of the thirty (30) day response period (unless reasonably necessary to protect the rights of the Indemnitee), or
(b) thirty (30) days following the receipt of a response within such thirty (30) day period by the Indemnitee requesting an opportunity to cure the matter giving rise to indemnification
(and, in such event, the amount of such claim for indemnification shall be reduced to the extent so cured within such thirty (30) day cure period). If such demand is based on a claim by a third party, the Indemnifying Party shall have the right to assume the entire control of the defense, compromise or settlement thereof, including at its own expense, employment of counsel reasonably satisfactory to the Indemnitee, and, in connection therewith, the Indemnitee shall cooperate fully to make available to the Indemnifying Party all pertinent information under its control.
The Indemnifying Party shall not concede, settle or compromise any such third-party claim without the consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed. No claim for indemnification resulting from the breach or falsity of any of the representations or warranties set forth herein or in any certificate or other instrument delivered pursuant hereto shall be made after a date on which such representation, warranty or agreement shall have expired under the provisions of Section
9.1 hereof.

     9.5 Limitations on Indemnity Obligations. Except as set forth in the last sentence of this Section, the Indemnifying Party shall have no obligation to pay any claim for indemnification hereunder unless and until the aggregate amount of all such claims exceeds Five Hundred Thousand Dollars ($500,000) (the "Threshold Indemnity Amount"). In the event the aggregate amount of all claims for which an Indemnified Party seeks indemnification hereunder exceeds the Threshold Indemnity Amount, the Indemnifying Party or Parties shall be liable for the entire indemnity amount with respect to such aggregated claims, including the Threshold Indemnity Amount, up to a maximum amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000) and, with respect to each if the UK Sub and Canadian Sub, respectively, up to a maximum amount of twenty percent (20%) of the Final Purchase Price allocated to the share of each such subsidiary. Notwithstanding the foregoing, the limitations set forth in this

Section 9.5 shall not apply to any claims for indemnification made pursuant to this Article 9 (a) by any of the Buyer Indemnitees with respect to the payment by the Seller of any post-Closing adjustment to the Final Purchase Price pursuant to
Section 2.3 hereof, or (b) by any of the Seller Indemnitees with respect to the Assumed Liabilities or the payment by the Buyer of any post-Closing adjustment to the Final Purchase Price pursuant to Section 2.3 hereof.

     9.6 Treatment of Indemnification Payments. Any payment by an Indemnifying Party under this Article IX will be an adjustment to the Final Purchase Price unless a determination (as defined in Section 1313 of the Code) with respect to the Indemnitee causes any such payment not to constitute an adjustment to the Final Purchase Price for United States Federal income tax purposes.

                           ARTICLE 10

                          MISCELLANEOUS

     10.1 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

     10.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns. Without limiting the foregoing, this Agreement shall not confer any rights or remedies upon any present or former employee, consultant or agent of any of the Curtis Parties or the Buyer.

     10.3 Entire Agreement. This Agreement together with all other Operative Documents constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

     10.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Buyer may: (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates; and (b) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     10.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     10.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.7 Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

          If to the Seller:
               John H. Fountain, Chairman
               Paragon Corporate Holdings, Inc.
               7400 Caldwell Avenue
               Niles, IL  60714-4690
               Telecopier:  847-779-0634

          If to the Buyer:
               Barnes Group Inc.
               123 Main Street
               P.O. Box 489
               Bristol, CT  06011-0489
               Attention:  Vice President, Business Development
               Telecopier:  860-582-3226

          with a copy to:
               Barnes Group Inc.
               123 Main Street
               P.O. Box 489
               Bristol, CT  06011-0489
               Attention:  Senior Vice President, General Counsel
               And Secretary
               Telecopier:  860-585-5396

     Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, U.S. mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

     10.9 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     10.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     10.11 Expenses. Each of the Buyer and the Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, except that the Buyer shall also pay the filing fee for the Parent's notification filing(s) under the HSR
Act with respect to the transactions contemplated by the Operative Documents.

     10.12 Construction. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure
Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty and covenant contained herein shall have independent significance.
If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

     10.13 Joint Effort. The provisions of this Agreement have been examined, negotiated and revised by counsel for each party, and no implication shall be drawn against any Party by virtue of the drafting of this Agreement.

     10.14 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     10.15 Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that, unless otherwise expressly set forth herein, the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter
(subject to the provisions set forth in Section 10.16 below), in addition to any other remedy to which it may be entitled, at law or in equity.

                 signatures appear on next page

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first written above.

THE BUYER:                              THE SELLER:

BARNES GROUP INC.                  CURTIS INDUSTRIES, INC.


By:/s/Philip A. Goodrich           By:/s/John H. Fountain
   ---------------------              -------------------
Title: Vice President,             Title: Chairman
   Business Development               -------------------
   ---------------------



                         THE PARENT:
                         ----------

                         PARAGON CORPORATE HOLDINGS,
                         INC.

                         By:/s/John H. Fountain
                           --------------------
                         Title: Chairman
                           --------------------

             LIST OF OMITTED SCHEDULES AND EXHIBITS
             --------------------------------------


     The Registrant has omitted from this filing the Schedules and Exhibits listed below. The Registrant will furnish supplementally to the Commission, upon request, a copy of any omitted Schedule or Exhibit.




Disclosure Schedule by Section
------------------------------

1.1       Acquired Assets
1.31      Excluded Assets
2.2(a)    Assumed Contracts
2.2(b)    Assumed Liabilities
2.5(d)    Consents to assignment
2.5(f)    Encumbrances, UCC financing statements, other loan
          documents
3.1       Name, jurisdiction and capitalization of each Curtis
          Party
3.2       Exceptions to the Seller's and Parent's authority to
          transfer Acquired Assets
3.3       Notices, filings, third-party Consents in connection
          with the transaction
3.4 Exceptions to the Seller's and Parent's representations and warranties related to the Financial Statements
3.5       Exceptions to the Seller's conduct of the business in
          the ordinary course
3.6(a)    Undisclosed liabilities
3.6(b)    Unfunded liabilities of the Seller's and Parent's
          employee benefit plans
3.7(a) Exceptions to representations and warranties about the Curtis Parties' compliance with Legal Requirements
3.7(c)    Governmental Authorizations
3.8(a) Exceptions to the Seller's and Parent's representations and warranties regarding Taxes
3.8(b)    Tax Returns
3.8(d) Exceptions to Seller's and Parent's representations and warranties regarding Tax adjustments, deficiencies, audit examinations, etc.
3.8(e)    Jurisdictions where the Curtis Parties are authorized
          to do business, etc.
3.8(f)    Tax allocation and sharing agreements of Seller and
          Parent
3.9(a)    Properties
3.9(b) Exceptions to the Seller's and Parent's representations and warranties regarding Real Property
3.9(c) Exceptions to the Seller's and Parent's representations and warranties regarding Leased Property
3.9(g) Exceptions to the Seller's and Parent's representations and warranties regarding the Acquired Assets
3.9(h) Exceptions to the Seller's and Parent's representations and warranties regarding the Inventories

3.10(c)   Intellectual Property of the Curtis Parties
3.11      Material Contracts of the Curtis Parties
3.13      Insurance policies
3.14      Litigation involving a Curtis Party
3.15(a) Exceptions to the Seller's and Parent's representation and warranties regarding relationships with employees of the Curtis Parties
3.15(b)   Seller's employees
3.15(d)   Certain terminated employees
3.16(a)   Seller's Employee Benefit Plans
3.16(b) Exceptions to the Seller's and Parent's representations and warranties regarding Employee Pension Benefit Plans
3.16(d) Exceptions to Seller's and parent's representations and warranties regarding Employee Welfare Benefit Plans
3.17 Exceptions to the Seller's and Parent's representations and warranties regarding the environment, health and safety
3.19      Seller's fictitious name filings
3.23      Transactions between the Curtis Parties and affiliates
6.9 Exceptions to the Seller's covenant not to use corporate identities and Trade Names from and after Closing
6.10      Employee Benefit Plans, transfer of sponsorship to the
          Buyer
6.11      Third-party confidentiality agreements in the Seller's
          favor
7.1(e)    Material vendors
9.2(b) Liabilities under Environmental, Health and Safety Laws, indemnified by the Seller and Parent



Exhibits
--------

A    Net Worth Adjustment Schedule
B    Bill of Sale
C-1  Assignment and Assumption Agreement (Contracts)
C-2  Assignment and Assumption Agreement (Leases)


Letter Agreement, dated May 10, 2000, by and among Barnes Group
     Inc., and Curtis Industries, Inc. and Paragon Corporate
     Holdings, Inc., regarding cash reconciliation and transfer to the Seller as of the Closing.



                                                                2